UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])
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Citizens Financial Services, Inc. . (Name of Registrant as Specified in Its Charter)

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CITIZENS FIN/ANCIAL SERVICES, INC.
15 South Main Street
Mansfield, Pennsylvania 16933
570-662-2121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 19, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Citizens Financial Services, Inc. (the “Company”) will be held at 12:00 noon, local time, on Tuesday, April 19, 2016 at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania, for the following purposes:

1.	To elect three Class 2 directors to serve for three-year terms and until their successors are duly elected and qualified;

2.	To ratify the appointment of S.R. Snodgrass, P.C., Certified Public Accountants, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016;

3.	To approve the Citizens Financial Services, Inc. 2016 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Record holders of the Company’s common stock at the close of business on February 29, 2016 are entitled to receive notice of the Annual Meeting and to vote at the meeting and any adjournment or postponement of the meeting.

           BY ORDER OF THE BOARD OF DIRECTORS,

          /s/ Randall E. Black

           Randall E. Black
           Chief Executive Officer and President

March 10, 2016
Mansfield, Pennsylvania

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum.  Shareholders of record may vote their proxies by mail, by Internet, or in person.  Voting instructions are printed on your proxy card or vote authorization.   A printed proxy card for the Annual Meeting and a self-addressed return envelope will be mailed on March 21, 2016 to all shareholders of record.   No postage is required if mailed in the United States.

_____________________________________________________________________________________________

PROXY STATEMENT
OF
CITIZENS FINANCIAL SERVICES, INC.
_____________________________________________________________________________________________

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens Financial Services, Inc., (the “Company”), a Pennsylvania corporation headquartered at 15 South Main Street, Mansfield, Pennsylvania 16933, to be used at the Annual Meeting of Shareholders.  The Annual Meeting will be held at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania on Tuesday, April 19, 2016 at 12:00 noon, local time.  This Proxy Statement and related proxy card will be made available beginning on March 10, 2016 to shareholders of record as of February 29, 2016.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on February 29, 2016.  As of the close of business on February 29, 2016, a total of 3,326,953 shares of common stock were outstanding.  Each share of common stock has one vote.

Attending the Meeting

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us by mail or by voting via the Internet or to vote in person at the meeting.

If you are the beneficial owner of the Company’s common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of your ownership of such stock to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of the Company’s common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum.  The Annual Meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting.

Votes Required for Proposals.  In voting for the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the Annual Meeting.  The term “plurality” means that the three nominees for Class 2 directors receiving the largest number of votes cast will be elected as Class 2 directors.

In voting for the ratification of the appointment of S.R. Snodgrass, P.C., Certified Public Accountants (“S.R. Snodgrass, P.C.”), as our independent registered public accounting firm, or on the Citizens Financial Services, Inc. 2016 Equity Incentive Plan, you may vote in favor of the proposal, against the proposal or abstain from voting.  These proposals will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.

How We Count Votes.  If you return valid proxy instructions, vote via the Internet, or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposals to ratify the selection of the independent registered public accounting firm and on the Citizens Financial Services, Inc. 2016 Equity Incentive Plan, abstentions and broker non-votes will have no effect on the proposals.

Voting By Proxy

The Company’s Board of Directors is making available this Proxy Statement for the purpose of requesting that you allow your shares of the Company’s common stock to be represented at the Annual Meeting by the persons named in the proxy card.  All shares of common stock represented at the Annual Meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card or as indicated when you vote via the Internet.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE:

•	“FOR” THE ELECTION OF THE THREE CLASS 2 DIRECTORS TO SERVE FOR THREE-YEAR TERMS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED;

•	“FOR” RATIFICATION OF S.R. SNODGRASS, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND

•	“FOR” THE APPROVAL OF THE CITIZENS FINANCIAL SERVICES, INC. 2016 EQUITY INCENTIVE PLAN.

If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named on the proxy card will use their own best judgment to determine how to vote your shares.  The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a signed later-dated proxy, vote on a later date via the Internet, or attend the meeting and vote your shares in person.  Please note all votes cast via the Internet must be cast prior to 11:59 p.m. Eastern Time on April 18, 2016.  Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors currently consists of ten members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except for Mr. Black, who is Chief Executive Officer and President of the Company and First Citizens Community Bank (the “Bank”).  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this Proxy Statement under the heading “Transactions with Related Persons,” including the fact that Director van der Hiel’s daughter is an employee of the Bank and considering the loans or lines of credit that the Bank has directly or indirectly made to Directors Coolidge, Freeman, van der Hiel, Graham, Kosa, Landy, Chappell, Black, DePaola, and Schadler.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President enhances Board independence and oversight.  Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President allows the Chief Executive Officer and President to better focus on his responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, R. Lowell Coolidge serves as Chairman of the Board of Directors.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.   The Board periodically meets in executive session without management present.  Topics for discussion may include the evaluation of the Chief Executive Officer and President, management succession planning and such other matters as they may deem appropriate.  In 2015, the Board held four executive sessions.

Code of Ethics

The Company and the Bank have adopted a Code of Ethics that is designed to ensure that the Company’s and Bank’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Ethics requires that the Company’s and Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s and Bank’s best interest.  Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.  The Code of Ethics is available in the Corporate Governance section of our website (www.firstcitizensbank.com).

Committees of the Board of Directors

The following table identifies the members of our Audit and Examination, Compensation/Human Resource, and Governance and Nominating Committees as of February 29, 2016.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, except for Mr. Black, the Company’s Chief Executive Officer and President, who serves on the Governance and Nominating Committee.  Based on the number of independent directors currently serving on the Governance and Nominating Committee, the Company believes that the functions of this committee are sufficiently performed by the current members.  The Board’s Audit and Examination, Compensation/Human Resource, and Governance and Nominating Committees
each operate under a separate written charter that is approved by the Board of Directors.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Corporate Governance section of our website (www.firstcitizensbank.com).

Director	Audit and Examination Committee		Compensation/ Human Resource Committee		Governance and Nominating Committee
Randall E. Black					X
Robert W. Chappell			X		X
R. Lowell Coolidge					X
Rinaldo A. DePaola			X		X	*
Thomas E. Freeman	X		X		X
Roger C. Graham, Jr.	X
E. Gene Kosa	X	*
R. Joseph Landy			X	*
Alletta M. Schadler	X		X
Rudolph J. van der Hiel	X

Number of Meetings in 2015	7		3		8

* Denotes Chairperson

Audit and Examination Committee.  The Audit and Examination Committee oversees the Company's accounting and financial reporting processes.  It meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters.  The Audit and Examination Committee does not have an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”).    However, the Board of Directors believes that each Audit and Examination Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The report of the Audit and Examination Committee required by the rules of the SEC is included in this proxy statement.  See “Report of the Audit and Examination Committee.”

Compensation/Human Resource Committee. The Compensation/Human Resource Committee is appointed by the Board of Directors of the Company to assist the Board in developing compensation philosophy, criteria, goals and policies for the Company’s executive officers that reflect the values and strategic objectives of the Company and its affiliates that align their interests with the interests of the stockholders. The Committee administers the Company’s compensation plans, including the annual incentive plan, restricted stock plan and tax-qualified defined benefit plan. The Committee reviews and evaluates the terms of employment and change in control agreements for our executive officers.

Consistent with SEC disclosure requirements, the Compensation/Human Resource Committee has assessed the Company's compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company or its affiliates.  Our risk assessment process includes: (1) a review of program policies and practices; (2) a program analysis to identify risk; and (3) determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to Company strategy.  Although we review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company or our affiliates. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight and administration of the Compensation/Human Resource Committee with regard to executive compensation programs.

During 2015, the Compensation/Human Resource Committee retained and worked with Compensation Advisors, an executive compensation and benefits consulting firm of national scope and reputation, to advise it in connection with executive compensation decisions for 2015.

Governance and Nominating Committee. The Governance and Nominating Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines that should be adopted by the Company and monitoring compliance with these policies and guidelines.  In addition, the Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, considering the candidates recommended by shareholders for Board membership, and recommending to the Board the director nominees for election at the next Annual Meeting of Shareholders.  It manages the Board’s annual review of its performance and recommends director candidates for each committee for appointment by the Board.  The procedures of the Governance and Nominating Committee required to be disclosed by the rules of the SEC are set forth below.

In order to improve director effectiveness, a yearly self-evaluation is used by the Board to determine each member’s effectiveness and identify opportunities for improvement.   The performance of individual directors is assessed against a range of criteria, including but not limited to:  performance, relevant knowledge, engagement, individual contributions, leadership and group dynamics, and community involvement.

The process is managed by the Chairman and Vice Chairman of the Board.  The process includes:

Director Questionnaire:
Board members complete a detailed questionnaire which (a) provides for quantitative ratings in key areas, and (b) seeks subjective comment in each of those areas.

When answering the questions, each board member ranks all other peer board members, as well as themselves.

Frequency:	Annually.
Completed By:	All members of the board.
Findings:
The third-party consultant provides a written summary report based on the data analysis and feedback from the directors.  The findings are made available to the Chairman and Vice Chairman of the Board.

If a director receives a score of 7 or below, out of a maximum of 10, on any question by 3 or more peer directors, the Chairman and the Vice Chairman will talk to the director and determine what is needed to remedy the situation.

If a director’s overall score is a 7 or below, the Chairman and the Vice Chairman will talk to the director and determine what is needed to remedy the situation.

Any question that 3 or more directors score 7 or below is determined to be a board weakness and the Chairman and the Vice Chairman will determine, after consultation with management and/or consultants, what education or resource is needed to improve the score.

Presentation & Recommendations:	The final summary report is reviewed and discussed with the full board by the Chairman and Vice Chairman of the Board.

Governance and Nominating Committee Procedures

Minimum Qualifications.  The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Articles of Incorporation and Bylaws, and must meet any qualification requirements set forth in any Board or committee governing documents.  In particular, to encourage directors to demonstrate confidence and support of the Company, the Board of Directors has adopted a stock ownership requirement whereby each Company non-employee director shall beneficially own an amount of Company common stock equal to the greater of (1) three times the previous year’s cash retainer, based on the Company’s common stock price on the previous December 31st or (ii) 1,000 shares unencumbered.  Newly appointed or elected non-employee directors shall have up to 36 months to accumulate the minimum number of qualifying shares.

The Governance and Nominating Committee considers the following criteria in selecting nominees for initial election or appointment to the Board: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Governance and Nominating Committee deems relevant, including age, geographies, size of the Board of Directors and regulatory disclosure obligations.  Further, when identifying nominees to serve as director, the Governance and Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee considers and reviews an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, equity ownership in the Company, and independence.

Process for Identifying and Evaluating Nominees. The process the Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities.  The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation.  In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Shareholders.  It is the policy of the Governance and Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of
Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors.  In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Secretary of the Company at the main office of the Company:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to be named in the Proxy Statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on the Company’s books, of such person, and number of shares of common stock of the Company owned by such person; provided, however, that if the person is not a registered holder of the Company’s common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of the Company’s common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting, advanced by one year.

Director Compensation

The following table sets forth information concerning the compensation of non-employee directors during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert W. Chappell	31,511	6,683	332	38,526
R. Lowell Coolidge	47,751	6,683	265	54,699
Mark L. Dalton(2)	19,334	6,683	292	26,309
Rinaldo A. DePaola	30,736	6,683	332	37,751
Thomas E. Freeman	31,311	6,683	332	38,326
Roger C. Graham, Jr.	33,311	6,683	332	40,326
E. Gene Kosa	32,511	6,683	332	39,526
R. Joseph Landy	32,711	6,683	332	39,726
Alletta M. Schadler(3)	2,358	-	-	2,358
Rudolph J. van der Hiel	37,951	6,683	265	44,899

(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment.  The amounts were calculated based upon the Company’s stock price of $49.87 on the date of grant.  For all directors, stock award amounts represent grants of 134 shares of common stock made under the 2006 Restricted Stock Plan and granted in 2015.

(2)	Director Dalton retired as a director of the Company on July 28, 2015.
(3)	Director Schadler was appointed a director of the Company on December 11, 2015.

The foregoing table reflects the following arrangements:

Fees.  During 2015, our directors, except for Directors Coolidge, Black, and van der Hiel, received the following fees for service on our Board of Directors: $500 for attending a board meeting and strategic retreat or training session; $18,700 annual retainer; $300 monthly fee for committee meeting attendance; $160 for participation in a Board conference call; and $200 for attending an advisory board meeting.  Additionally, committee chairpersons for Credit Committee, Audit and Examination Committee, Compensation/Human Resource Committee, and Governance and Nominating Committee receive a $1,500 annual retainer.   Director Coolidge, who served as the Company’s and the Bank’s Chairman, and Director van der Hiel who served as the Company’s and Bank’s Vice Chairman received a fixed annual sum of $45,551 and $35,551, respectively, in lieu of all director’s fees and committee member fees in 2015.  Directors Coolidge and van der Hiel also receive an advisory board fee of $200 per attended meeting.

Deferred Compensation Plan.  The Company maintains the Directors Deferred Compensation Plan as a vehicle for non-employee directors to defer retainers and meeting fees.  Participants are eligible for a distribution under the plan upon the earlier of death, disability, or separation from service as a non-employee director of the Company.  At the election of each participant, distributions are made in either a lump sum or in a series of five annual installments.  In addition, the plan provides for distributions in the event of an unforeseeable emergency as such term is defined under Section 409A of the Internal Revenue Code.  Directors Landy and Kosa are currently participating in the plan.

Life Insurance.  In addition to these fees, each active director is provided a $100,000 life insurance benefit.  Once a director retires, insurance coverage continues but the benefit declines as the age of the retired director increases.  Total premiums paid in 2015 for life insurance on behalf of the current and retired directors was $1,974.

Stock Awards.  Non-employee directors are eligible to receive an annual stock grant based on Company and Bank performance under our 2006 Restricted Stock Plan.  As a result of our strong financial performance and the successful achievement of bank performance goals in 2014, our non-employee directors received grants of stock under our 2006 Restricted Stock Plan.

Meetings of the Board of Directors

The Board of Directors oversees all of the Company’s business, property and affairs.  The Chairman of the Board and the executive officers keep the members of the Board informed of the Company’s business through discussions at Board meetings and by providing them reports and other materials.  During 2015, the Company’s Board of Directors held 15 regular meetings.  Each of the directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he/she served.

 Meetings of the Advisory Boards / Regional Board

The Board of Directors utilizes advisory boards or a regional board in communities currently served by the Bank.  The advisory and regional boards are composed of well respected people from the community, the office manager or regional president, and a member of the Board of Directors (who serves as a non-voting member of the advisory or regional board).  The Board member serves as a communication link to share, with the advisory or regional board, the appropriate information occurring at Board of Directors’ meetings, as well as communicating to the Board of Directors advisory or regional board issues and suggestions.  Advisory boards meet monthly.    A fee of $200 is paid for attendance at the monthly advisory board meeting.  Regional boards meet twice per month.  A fee of $200 is paid for attendance at each regional board meeting.

Attendance at the Annual Meeting

The Company expects its directors to attend annual meetings of shareholders.  All directors then serving attended the 2015 Annual Meeting of Shareholders.

AUDIT-RELATED MATTERS

Report of the Audit and Examination Committee

The Audit and Examination Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Examination Committee discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel and internal auditors. The Audit and Examination Committee also discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required for certain Company filings with the SEC.

The Audit and Examination Committee meets with the independent registered public accounting firm, the internal auditors, the Chief Financial Officer, the Vice President of Finance, and the Risk/Compliance Officer on a number of occasions, each of whom has unrestricted access to the Audit and Examination Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discussed with the Audit and Examination Committee any issues the independent registered public accounting firm believed should be raised with the Audit and Examination Committee.

The Audit and Examination Committee reviewed with management and S.R. Snodgrass, P.C. the Company’s audited financial statements, as well as the audit of management’s assessment of internal control over financial reporting and met separately with both management and S.R. Snodgrass, P.C. to discuss and review those financial statements and reports prior to issuance.  Management has represented, and S.R. Snodgrass, P.C. has confirmed, to the Audit and Examination Committee, that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Examination Committee has received the written disclosures and the letter from S.R. Snodgrass, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding S.R. Snodgrass, P.C.’s communications with the Audit and Examination Committee concerning independence, and has discussed with S.R. Snodgrass, P.C. its independence.  The Audit and Examination Committee also discussed with S.R. Snodgrass, P.C. matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16.  The Audit and Examination Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by S.R. Snodgrass, P.C., and discussed with the auditors their independence.

In reliance on these reviews and discussions referred to above, the Audit and Examination Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.  The Audit and Examination Committee and the Board have also recommended the selection of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Audit and Examination Committee
of Citizens Financial Services, Inc. and First Citizens Community Bank

E. Gene Kosa  (Chairman)
Thomas E. Freeman
Roger C. Graham, Jr.
Alletta M. Schadler
Rudolph J. van der Hiel

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2015 and 2014, respectively, by S.R. Snodgrass, P.C.:

	Year Ended December 31,
	2015	2014
Audit Fees	$169,067	$127,007
Audit-Related Fees	-	-
Tax Fees	$9,800	$10,131
All Other Fees(1)	$44,617	$40,458
TOTAL	$223,484	$177,596

(1)
Other fees related primarily to assistance with consulting services related to regulatory compliance, facilitation of strategic planning and enterprise risk management sessions with management and the Board of Directors.

Policy on Audit and Examination Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Examination Committee is responsible for appointing and overseeing the work of the independent auditing firm.  In accordance with its charter, the Audit and Examination Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditing firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Examination Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by the independent auditing firm.  Management’s requests that particular services by the independent auditing firm be pre-approved under the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2015, all audit and non-audit services were approved, in advance, by the Audit and Examination Committee in compliance with these procedures.

STOCK OWNERSHIP

The following table sets forth, as of February 29, 2016, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the Company’s outstanding common stock, the number of shares beneficially owned by such person and the percentage of the Company’s outstanding common stock so owned.  A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock Beneficially Owned
R. Lowell Coolidge P.O. Box 41 Wellsboro, Pennsylvania 16901	207,117	(1)	6.2%

(1)	Mr. Coolidge beneficially owns 167,431 shares individually, and his remaining 39,686 shares are held by his spouse.

The following table sets forth the information concerning the number of shares of Company common stock beneficially owned, as of February 29, 2016, by each director continuing in office, by each nominee for director, by each named executive officer in the compensation table set forth later in this proxy statement, and by all directors and executive officers as a group.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Randall E. Black	22,520	(1)	*
Jeffrey B. Carr	1,390	(2)	*
Robert W. Chappell	5,698	(3)	*
R. Lowell Coolidge	207,117	(4)	6.2%
Rinaldo A. DePaola	9,502	(5)	*
Thomas E. Freeman	5,958		*
Roger C. Graham, Jr.	35,613		1.1%
Mickey L. Jones	8,326	(6)	*
E. Gene Kosa	2,861	(7)	*
R. Joseph Landy	14,859	(8)	*
Terry B. Osborne	8,714	(9)	*
Alletta M. Schadler	14,673		*
Rudolph J. van der Hiel	16,405	(10)	*
Jeffrey L. Wilson	3,377	(11)	*
Executive Officers and Directors as a Group (20 persons)	371,482	(12)	11.2%

* Less than 1%.

(1)
Mr. Black beneficially owns 1,157 shares individually, 18,720 shares jointly with his spouse, and 279 shares are held by his spouse.  Also includes 2,364 shares of restricted stock for which Mr. Black has voting but not investment power.

(2)	Mr. Carr beneficially owns 961 shares individually. Also includes 429 shares of restricted stock for which Mr. Carr has voting but not investment power.
(3)	Mr. Chappell beneficially owns 3,871 shares individually, and his remaining 1,827 shares are held jointly with his mother.
(4)	Mr. Coolidge beneficially owns 167,431 shares individually, and his remaining 39,686 shares are held by his spouse.
Mr. DePaola beneficially owns 3,890 shares individually, 4,156 shares jointly with his spouse, and his remaining 1,456 shares are held by his spouse.

(6)
Mr. Jones beneficially owns 400 shares individually, 5,949 shares jointly with his spouse, and 771 shares are held by his spouse.  Also includes 1,206 shares of restricted stock for which Mr. Jones has voting but not investment power.

(7)	Mr. Kosa beneficially owns 2,781 shares jointly with his spouse, 59 shares in an investment club, and his remaining 21 shares are held by his spouse.
(8)	Mr. Landy beneficially owns 10,386 shares individually, and 4,473 shares jointly with his spouse.
(9)
Mr. Osborne beneficially owns 7,913 shares jointly with his spouse.  Also includes 801 shares of restricted stock for which Mr. Osborne has voting but not investment power.  Of the 7,913 beneficially owned shares, 3,477 shares are pledged as collateral on a loan.

(10)	Mr. van der Hiel beneficially owns 14,621 shares individually, 23 shares jointly with his spouse, and his remaining 1,761 shares are held by his spouse.
(11)
Mr. Wilson beneficially owns 1,270 shares individually, 1,697 shares jointly with his spouse, and 4 shares are held by his spouse.  Also includes 406 shares of restricted stock for which Mr. Wilson has voting but not investment power.

(12)	Includes 1,624 shares of restricted stock beneficially owned by executive officers not individually listed in the table for which the executive officer has voting but not investment power.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1    Election of Directors

The Company’s Board of Directors consists of ten members. The Board is divided into three classes with three-year staggered terms, known as Class 1, Class 2 and Class 3.  The Class 2 directors to be elected at this Annual Meeting will serve for three-year terms.   The Class 3 and Class 1 directors will continue to serve for one and two years, respectively, in order to complete their three-year terms.

The Board of Directors fixed the number of directors in Class 2 at three and has nominated Thomas E. Freeman, Alletta M. Schadler, and Rudolph J. van der Hiel for election as Class 2 directors to hold office for three-year terms to expire at the 2019 Annual Meeting of Shareholders or until their successors are duly elected and qualified.  All Board nominees are currently directors of the Company and the Bank.

Unless you indicate on your proxy card or via the Internet that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees.  If any nominee is unable to serve, the persons named on the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” the election of the Board’s nominees.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.  Ages are as of February 29, 2016.  Based on their respective experiences, qualifications, attributes and skills set forth below, the Board of Directors determined that each current director should serve as a director.

Nominees for Election as Class 2 Directors – Terms Expire in 2019

Thomas E. Freeman is regional manager with the company Blue Ridge Communications in Mansfield, Pennsylvania.  Mr. Freeman has worked in business for 36 years.  His business expertise and involvement in numerous civic and philanthropic organizations provide valuable insight to the Board and position him well to serve as a director for the Company.  Age 56.  Director of the Company and the Bank since 2010.

Alletta M. Schadler is co-owner and manager of the Farmer’s Pride Airport, a privately owned, public-use airport in Fredericksburg, Pennsylvania, and a retired home economist, family living agent and director from Penn State Extension in Lebanon County, Pennsylvania.  Ms. Schadler worked for Penn State Extension for 30 years and has been co-owner of the airport since 1990.   She is a former director of The First National Bank of Fredericksburg (“FNB”).  Her business expertise and involvement in civic and philanthropic organizations provide valuable insight to the Board and position her well to serve as a director for the Company.  Age 80.  Director of the Company and the Bank since 2015.

Rudolph J. van der Hiel is an Episcopal priest for St. Andrew’s Episcopal Church in Tioga, Pennsylvania, a part-time priest for various churches in Ontario, Canada, and a retired attorney-at-law.  Mr. van der Hiel’s 40 years of providing legal counsel and operating a law office, as well as his community involvement through his church affiliations, as well as local civic and philanthropic organizations, position him well to continue to serve as a director for the Company.  Mr. van der Hiel has been Vice Chairman of the Company and Bank since November 2009.  Age 76.  Director of the Company since 1984 and director of the Bank since 1975.

Continuing Class 3 Directors – Terms Expire in 2017

Randall E. Black has served as the Chief Executive Officer and President of the Company and the Bank since April 2004, and prior to 2004 was the Chief Financial Officer for the Bank.  Mr. Black’s extensive experience in the banking industry and involvement in business and civic organizations in the communities in which the Bank serves afford the Board valuable insight regarding the business and operation of the Bank.  Mr. Black’s knowledge of the Company’s and Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our Chief Executive Officer and President.  Age 49.  Director of the Company and the Bank since 2004.

R. Lowell Coolidge is an attorney-at-law with the firm of Walrath and Coolidge, located in Wellsboro, Pennsylvania.  Mr. Coolidge’s 46 years expertise as partner in a local law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Coolidge holds more than 5% of the Company’s outstanding shares and he has been Chairman of the Company and Bank since 1998.  Age 75.  Director of the Company and the Bank since 1984.

Rinaldo A. DePaola is an attorney-at-law with the firm of Griffin, Dawsey, DePaola & Jones located in Towanda, Pennsylvania.  Mr. DePaola’s 31 years expertise as a partner in a local law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. DePaola’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Mr. DePaola is Chairman of the Governance and Nominating Committee.  Age 60.  Director of the Company and the Bank since 2006.

Continuing Class 1 Directors – Terms Expire in 2018

Robert W. Chappell is an attorney-at-law.  He operates the Law Office of Robert W. Chappell, Esq. located in Rome, Pennsylvania.  Mr. Chappell also serves in an “of Counsel” capacity for the law firm of Loomis | Koernig located in Mansfield, Pennsylvania.  Previously, Mr. Chappell was a partner with the Law Offices of van der Hiel, Chappell and Loomis.   Mr. Chappell’s 21 years expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Chappell’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Age 49.  Director of the Company and the Bank since 2006.

Roger C. Graham, Jr. is retired from Graham Construction and Excavating.  Mr. Graham owned and operated Graham Construction & Excavating for 20 years.  As a retired, successful business owner, Mr. Graham has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Mr. Graham is Chairman of the Credit Committee.  Age 60.   Director of the Company and the Bank since 2001.

E. Gene Kosa is a partner in EDKO Farms and president of EDKO Farms, Inc., an agricultural production and service business, located in Ulysses, Pennsylvania.  Mr. Kosa has successfully managed an agricultural business for 41 years.  Mr. Kosa is also president of GENA Holdings, a holding company primarily for mineral rights and other assets.  As a business owner, Mr. Kosa has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Mr. Kosa is Chairman of the Audit and Examination Committee.  Age 69.  Director of the Company and the Bank since 2001.

R. Joseph Landy is an attorney-at-law with the firm of Landy & Rossettie, PLLC, formerly Landy & Landy Attorneys at Law, located in Sayre, Pennsylvania.  Mr. Landy’s 37 years expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Landy’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Mr. Landy is Chairman of the Compensation/Human Resource Committee.  Age 61.  Director of the Company and the Bank since 2001.

Executive Officers Who Are Not Directors

Name	Age as of February 29, 2016	Principal Occupation for Past Five Years
Gregory J. Anna	54
In April 2011 was named Senior Vice President, Information Systems Manager for the Bank.  Prior to 2011 was Vice President, Technology & Operations since 2007.  Prior to 2007 was Assistant Vice President, Data Operations Manager for the Bank since 2002.  Mr. Anna is the husband of Kathleen M. Campbell.

Kathleen M. Campbell	55	Senior Vice President, Marketing Manager for the Bank since 2002. Ms. Campbell is the wife of Gregory J. Anna.
Jeffrey B. Carr	46	In July 2012 was named Senior Vice President, Chief Retail Banking Officer. Prior to 2012 was Vice President, Regional Manager since 2005.
Mickey L. Jones	55
In April 2010 was named Executive Vice President, Chief Operating Officer, and Chief Financial Officer for the Company and Bank.  Prior to 2010 was Executive Vice President and Chief Financial Officer for the Company and Bank since 2007.  Prior to 2007 was Senior Vice President, Chief Financial Officer and Treasurer of the Company and Bank since June 2004.

Christopher S. Landis	48	In January 2011 was named Vice President, Senior Lending Officer for the bank. Prior to 2011 was Vice President, Business Development Officer since 2004.
Robert B. Mosso	45
In April 2011was named Senior Vice President, Wealth Management Division Manager for the Bank.  Prior to 2011 was Vice President, Wealth Management Division Manager since 2004.  Prior to 2004 was a Trust Officer for the Bank.  Secretary of First Citizens Insurance Agency, Inc.

Terry B. Osborne	62
In November 2010 was named Executive Vice President, Chief Credit Officer and Secretary of the Company and Bank.  Previously was Executive Vice President and Secretary of the Company and Bank since December 1991 and September 1983, respectively.

Cynthia T. Pazzaglia	57	In April 2011 was named Senior Vice President, Human Resource Manager for the Bank. Prior to 2011 was Vice President, Human Resource Manager for the Bank since 1999.
James A. Rovito	52
October 2015 was named Senior Vice President, Southcentral Regional President for the Bank.  Prior to 2015 was Vice President, Retail Regional Manager II for Metro Bank since 2013.  Prior to 2013 was Vice President, Regional Area Manager for M&T Bank since 2001.

Jeffrey L. Wilson	54
In April 2011 was named Senior Vice President, Chief Lending Officer for the Bank.  Prior to 2011 was Vice President, Chief Lending Officer since 2010.  Prior to 2010 was a Vice President, Business Development Officer since September 1987 for the Bank.

Executive officers are elected annually by, and serve at the discretion of, the Board of Directors.

Item 2   Ratification of Independent Registered Public Accounting Firm

The Audit and Examination Committee of the Board of Directors has recommended the appointment of S.R. Snodgrass, P.C. to be the Company’s independent registered public accounting firm for the 2016 fiscal year, subject to ratification by shareholders.  A representative of S.R. Snodgrass, P.C. will be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If ratification of the appointment of S.R. Snodgrass, P.C. is not approved by a majority of the votes cast by shareholders at the Annual Meeting, other independent registered public accounting firms will be considered by the Audit and Examination Committee of the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for fiscal year 2016.

Item 3   Approval of the Citizens Financial Services, Inc. 2016 Equity Incentive Plan

The shareholders are asked to vote to approve the Citizens Financial Services, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), which will provide equity based compensation to selected employees and non-employee directors of the Company and its subsidiaries, based on the Company’s performance and other factors.  The following summary of major features of the 2016 Plan is subject to the specific provisions in the full text of the 2016 Plan set forth as Exhibit “A” to this Proxy Statement.

The approval of the proposed 2016 Plan will help the Compensation/Human Resource Committee and the Company’s management to achieve the following intended outcomes:

•	Assist the Company in attracting, retaining, and motivating employees and non-employee directors to make substantial contributions to the success of the Company and the Company’s subsidiaries.

•	Increase emphasis on the use of equity as a principal component of the Company’s compensation policy.

The Company’s management and the Board of Directors believe strongly that in order for it to be successful, the Company requires a performance-oriented culture, and the Company will create greater shareholder value if stock ownership levels are provided at all levels of the Company.  Therefore, the approval of the proposed 2016 Plan is vital to the Company’s ability to achieve its future goals.

Purpose of 2016 Plan

The 2016 Plan is proposed to succeed the Company’s 2006 Restricted Stock Plan (the “2006 Plan”) which is to expire according to its terms on April 18, 2016.  As with the 2006 Plan, the 2016 Plan will permit the Company, under the supervision of the Compensation/Human Resource Committee and subject to the approval of the Board of Directors, to continue to make equity based awards to employees and non-employee directors.  Whereas the 2006 Plan provided for awards of restricted stock only, the 2016 Plan provides for awards of both restricted stock and awards of stock without restrictions or other conditions.  The purpose of these stock awards is to attract and retain competitively superior people, further align employees and non-employee directors with shareholder interests, closely link employee and non-employee compensation with the Company’s performance, and maintain high levels of executive and non-employee director stock ownership.  The 2016 Plan also provides a component of the total compensation package offered to employees and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

Key Terms

The 2016 Plan is designed to reflect prevailing corporate governance and executive and director compensation best practices.  The following is a summary of the 2016 Plan’s key provisions:

Plan Effective Date:	April 19, 2016 (subject to shareholder approval)
Term of Plan:	Ten years (expires April 19, 2026)
Eligible Participants:	All employees and non-employee directors of the Company and its subsidiaries
Shares Authorized:	150,000 shares
Shares Authorized as a Percent of Outstanding Common Stock:	Approximately 4.51 percent
Awards:	• Common Stock, without restrictions or other conditions • Restricted Stock
Vesting:	Determined by Compensation/Human Resource Committee
Performance Criteria:	Determined by Compensation/Human Resource Committee
Not Permitted to Amend Plan Without Shareholder Approval:	• To increase number of shares authorized under Plan; • To change the class of eligible participants • To make any changes that would, by law, require shareholder approval

Eligibility

Only employees and non-employee directors of the Company and its subsidiaries are eligible to receive awards under the 2016 Plan.  The Compensation/Human Resource Committee will determine which employees and directors will be eligible to receive awards under the 2016 Plan.

Awards

Awards under the 2016 Plan may be in the form of shares of the Company’s common stock without restrictions or other conditions, or in the form of restricted stock.  Awards under the 2016 Plan will be made available, in the Board’s discretion, either from authorized but unissued shares or from shares acquired by the Company (including shares purchased on the open market). Subject to certain limits set forth in the 2016 Plan, the Compensation/Human Resource Committee has the discretionary authority to determine the size of an award and, in the case of a restricted stock award, any vesting or performance-based requirements.

In general, restricted stock awards under the 2016 Plan will not become 100% vested until after the participant has completed at least one year of employment or service.  The Compensation/Human Resource Committee, at the time of a restricted stock award, may provide for a later date or dates in which an award will become 100% vested, including a date that may be tied to the satisfaction of one or more performance goals.  In the discretion of a majority of the disinterested members of the Board of Directors, however, an award of restricted stock may be made to a non-employee director without a continuous service requirement.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase, or exchange of the Company’s common stock, or similar event affecting the Company’s common stock, the number and kind of shares authorized for award under the 2016 Plan and the number and kind of shares subject to restricted stock awards will be automatically adjusted.

Vesting of Restricted Stock Awards

Awards of restricted stock lose their restrictions (i.e., the restrictions lapse) at the conclusion of a specified period of continuous employment or service with the Company and/or the achievement of performance goals.

Transferability

A participant may not transfer, assign, pledge, or otherwise encumber or dispose the participant’s rights to common stock subject to a restricted stock award until any applicable restrictions lapse.

Acceleration of Vesting

Unless otherwise provided in an agreement evidencing the award of restricted stock to a participant, restricted stock awarded under the 2016 Plan to such participant will become exercisable/fully vested upon the occurrence of a “change in control” or upon the participant’s death, being “disabled,” or “retirement” (as such terms are defined in the 2016 Plan).  In addition, if it deems it equitable under the circumstances, the Compensation/Human Resource Committee may accelerate or waive any service requirement in the event that a participant terminates employment before such service requirement has been satisfied.  In general, the Compensation/Human Resource Committee cannot accelerate or waive performance goals.

Termination of Employment

A participant will forfeit any unvested restricted stock awards if such participant is terminated “for cause” (as defined in the 2016 Plan) or voluntarily terminates employment with the Company, unless the Compensation/Human Resource Committee exercises its discretion as described in “Acceleration of Vesting,” above.

Administration of the 2016 Plan

The Compensation/Human Resource Committee will administer the 2016 Plan subject to the review and approval of the Company’s Board of Directors.  The Compensation/Human Resource Committee will select the employees and non-employee directors of the Company and its subsidiaries who will receive awards, determine the number of shares covered thereby, and establish the terms, conditions, and other provisions of the grants.  Subject to the review and approval of the Company’s Board of Directors, the Compensation/Human Resource Committee has the authority to interpret the 2016 Plan and establish, amend, and rescind any rules relating to the 2016 Plan.

Termination and Amendment

Subject to shareholder approval at the Annual Meeting, the 2016 Plan will terminate by its terms on April 19, 2026, the 10th anniversary of its approval by shareholders.

Subject to the review and approval of the Board of Directors where required, the Compensation/Human Resource Committee may terminate, amend, or suspend the 2016 Plan in its discretion at any time, but no action may be taken by the Compensation/Human Resource Committee or the Board of Directors (except those described earlier in the section entitled “Adjustments”) without the approval of the shareholders to:

•	increase the number of shares that may be issued under the 2016 Plan; or

•	change the class of eligible participants.

Tax Consequences

The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations thereunder in effect on the date of this Proxy Statement.  Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion.  This discussion does not consider any state, local, or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

A participant will recognize taxable income at the date of an award of common stock that is not subject to restrictions or other conditions equal to the fair market value of the stock received.  A participant’s tax basis in such shares will be equal to the amount of ordinary income recognized by the participant.  The Company will be entitled to deduct the value of the stock awarded as a compensation expense provided that the amount of the award, when added to other compensation paid to the employee, is deemed to be reasonable in amount.

Unless a Code Section 83(b) election is made, as described in the following paragraph, a participant will not recognize taxable income upon the grant of restricted stock because the restricted stock will be nontransferable and subject to a substantial risk of forfeiture within the meaning of Code Section 83(b).  A participant will recognize ordinary income when the transfer or forfeiture restrictions lapse.  The amount recognized will be equal to the fair market value of the shares at the time the restrictions lapse.  If a Code Section 83(b) election has not been made, any dividends received with respect to the common stock subject to the restrictions will be treated as additional compensation income and not as dividend income.

A participant may elect, pursuant to Code Section 83(b), to recognize as ordinary income the fair market value of the restricted stock upon the date of grant rather than when the transfer or forfeiture restrictions lapse.  A Section 83(b) election must be made within 30 days of the date of grant.  The Code Section 83(b) election is irrevocable.  If a participant makes a Code Section 83(b) election and the participant subsequently forfeits the restricted stock, the participant may not deduct as a loss the amount previously recognized as ordinary income.

A participant’s tax basis in shares of restricted stock received will be equal to the amount of ordinary income recognized by the participant upon the lapse of the transfer or forfeiture restrictions or because of making a Code Section 83(b) election, as applicable.  The participant’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the restrictions on the shares lapse or, if the participant makes a Code Section 83(b) election, just after the date of grant.  In general, the Company will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to shares of restricted stock.  If, subsequent to the lapse of the restrictions on the shares, the participant sells the shares, the difference, if any, between the amount realized from the sale and the participant’s tax basis in the shares will be taxed as a capital gain or loss.

Under Code Section 162(m), the Company may not deduct compensation in excess of $1 million paid during a calendar year to the Company’s chief executive officer and certain other officers.  However, certain performance-based compensation, as defined in Code Section 162(m) and the regulations promulgated thereunder, is not subject to such limitation.  The Company may make restricted stock awards in accordance with the requirements for such performance-based compensation so as to make such award deductible, but the Plan does not obligate it to do so.

New Plan Benefits

Because benefits under the 2016 Plan depend on the Compensation/Human Resource Committee’s future actions, it is not possible to determine the benefits that employees and non-employee directors will receive under the 2016 Plan.  No awards have been awarded under the 2016 Plan as of the date hereof.

Information regarding restricted stock awards that have been made to the named executive officers and non-employee directors under the 2006 Plan during the periods indicated is set forth in the Director Compensation and Executive Compensation sections of this proxy statement.

Other Information

If shareholders approve the 2016 Plan, the Company anticipates that the shares subject to the 2016 Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required.  The cost of such registration will be borne by the Company.

As provided above, only employees and non-employee directors of the Company and its subsidiaries will be eligible to receive awards under the 2016 Plan.  This includes the executive officers listed in the Summary Compensation Table included under the section entitled “Executive Compensation” in this proxy statement.

For a discussion of the Company’s executive compensation policies, refer to the “COMPENSATION DISCUSSION AND ANALYSIS” on page 19.

Incorporation by Reference

The foregoing is only a summary of the 2016 Plan and is qualified in its entirety to the full text of the 2016 Plan, a copy of which is attached hereto as Exhibit “A”.

The Board of Directors unanimously recommends that you vote “FOR” approval of the Citizens Financial Services, Inc. 2016 Equity Incentive Plan.

Compensation/Human Resource Committee Report

The Compensation/Human Resource Committee has reviewed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation/Human Resource Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

The Compensation/Human Resource Committee
of Citizens Financial Services, Inc. and First Citizens Community Bank

R. Joseph Landy  (Chairman)
Robert W. Chappell
Rinaldo A. DePaola
Thomas E. Freeman
Alletta M. Schadler

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides a description of our decision making process and philosophy for compensating our named executive officers in 2015. This discussion also describes the material components of each named executive officer’s total compensation package and details the reasoning behind the decisions made in 2015. This discussion should be read together with the compensation tables for our named executive officers located in the “Executive Compensation” section of this proxy statement.

Our 2015 named executive officers are Randall E. Black – Chief Executive Officer/President, Mickey L. Jones – Executive Vice President and Chief Operating Officer/Chief Financial Officer, Terry B. Osborne – Executive Vice President/Chief Credit Officer, Jeffrey L. Wilson – Senior Vice President/Chief Lending Officer and Jeffrey B. Carr – Senior Vice President/Chief Retail Banking Officer.

Executive Summary

It is the intent of the Compensation/Human Resource Committee to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value. In addition, we have structured our executive compensation program to include elements that are intended to create an appropriate balance between risk and reward.

Fiscal Year 2015 Company Performance

For the year ended December 31, 2015 we demonstrated solid financial performance for the Company, despite the ongoing interest rate environment that continues to impact margin, sluggish loan demand, and ongoing and increasing regulatory burdens faced by all financial institutions during the year.  Our earnings level and performance metrics compare favorably to our peer group, and reinforces the Board of Directors’ desire to remain a strong and well capitalized financial institution.

2015 highlights include:

•
FNB Acquisition.  On December 11, 2015 we successfully completed the closing and conversion of FNB.  At closing, FNB had total assets of approximately $239.6 million, total loans of approximately $115.2 million and total deposits of approximately $225.2 million.

•
Earning levels.  Net income for 2015 totaled $11,626,000, or $3.83 per fully diluted earnings per share.  This compares to net income of $13,385,000, or $4.40 per share for 2014.  2015 financial performance was significantly impacted, as expected, by merger related costs for the FNB acquisition.  These include costs for professional fees, legal expenses, system conversion costs and employee severance expenses.  Year to date results include $1.1 million of acquisition costs.

•
Solid performance metrics.  Return on average equity (ROE) and return on average assets (ROA) remained at high levels, particularly compared to peer.  ROE was 11.20% and 13.73% for 2015 and 2014, respectively, while ROA was 1.22% and 1.48%.  2015 performance metrics were impacted by year to date acquisition costs.

•
Growth.   At December 31, 2015, total assets were $1.2 billion, up from total assets of $925.0 million as of December 31, 2014, an increase of $238 million primarily attributable to the FNB acquisition.  Total loans increased $140.9 million compared to the end of last year, of which $115.2 million is attributable to FNB.  The remaining growth came from the continued success of growing loans in the Mill Hall / Lock Haven market and other organic growth in our existing markets.  Excluding the addition of $225.2 million in deposits from the acquisition of FNB, total deposits decreased $11.1 million from December 31, 2014.  A significant portion of this decrease is related to state and political deposits, mostly local school districts, whose balances were temporarily impacted by the lack of an approved budget by the Commonwealth of Pennsylvania.

•
Asset quality.   Asset quality is strong, with non-performing assets totaling $8.5 million as of December 31, 2015 compared to $9.2 million at December 31, 2014.  The ratio of non-performing assets to total loans was 1.22% at December 31, 2015 compared to 1.67% December 31, 2014.  The decrease in the percentage can be attributable to an overall decrease in non-performing assets as well as the increase in total loans attributable to the FNB acquisition and organic growth.  For 2015, net charge-offs as a percent of average loans remained very low at .03%.

•
Shareholder return.  Cash dividends per share totaled $1.73 per share for 2015 compared with $2.17 per share for 2014, adjusted for stock dividends.  Included in 2014’s amount was a one-time special dividend of $.60 per share paid in the third quarter of 2014.  This compares to a special dividend of $.10 paid in the third quarter of 2015.  Excluding the special dividends, the regular cash dividends increased 3.8%.  Additionally, our total return performance for the seven years ended December 31, 2015 was 258%, which significantly exceeded the S&P 500, SNL Mid-Atlantic Bank and SNL Bank $500M-$1B stock indices for that same time period.

Fiscal Year 2015 Compensation Decisions

Against the backdrop of our solid financial performance and shareholder return, the Compensation/Human Resource Committee, along with our Chief Executive Officer/President, took the following actions related to our named executive officers’ compensation and benefit arrangements for 2015:

•
Chief Executive Officer/President.  The Board of Directors conducted a performance review of our Chief Executive Officer/President for purposes of evaluating his performance during the 2015 fiscal year.  The Board of Directors concluded that our Chief Executive Officer/President continues to exhibit strong business and leadership skills and is moving the Company in a direction that continues to enhance long-term shareholder value.  Therefore, the Company allowed the term of our Chief Executive Officer/President’s employment agreement to extend through June 2018.  In addition, effective May 19, 2015, the Board of Directors increased the annual base salary of our Chief Executive Officer/President by 8.0% to $361,800 and awarded him 250 shares of restricted stock in December 2015.

•
Other Named Executive Officers.  Our Chief Executive Officer/President conducted a performance review for our other named executive officers and determined that the officers continue to contribute greatly to the success of the Company and its affiliates.  Therefore, the Company allowed the terms of the change in control agreements with our Executive Vice President and Chief Operating Officer/Chief Financial Officer and Executive Vice President/Chief Credit Officer to extend through January 19, 2019.  In addition, effective May 19, 2015, the Board of Directors increased the annual base salary for our Executive Vice President and Chief Operating Officer/Chief Financial Officer by 6.0% to $215,180 and awarded him 225 shares of restricted stock in December 2015, and increased our Executive Vice President/Chief Credit Officer annual base salary by 3.0% to $210,120 and awarded him 150 shares of restricted stock in December 2015.

Additionally, effective January 1, 2016, the Chief Executive Officer/President increased the annual base salary for our Senior Vice President/Chief Lending Officer by 9.34% to $145,000 and awarded him 50 shares of restricted stock in December 2015, and increased our Senior Vice President/Chief Retail Banking Officer annual base salary by 7.88% to $140,000 and awarded him 75 shares of restricted stock in December 2015.

•
Annual incentives.  As a result of our strong financial performance and the successful achievement of individual performance goals, our named executive officers earned awards under our Annual Incentive Plan for 2014 and the awards were distributed in the second calendar quarter of 2015.   The awards (if any) under the Annual Incentive Plan for 2015 have not been determined, however the Compensation/ Human Resource Committee expects the plan calculations to be made and awards determined (if any) by March 2016.  See “Performance-Based Compensation” for additional information on the Annual Incentive Plan for 2015.  See also “Grants of Plan-Based Awards During 2015” for information on potential incentive awards under the Annual Incentive Plan for 2015.

Compensation Philosophy

Our compensation and benefits program for our named executive officers is designed to provide a competitive compensation package which includes a performance-based component that is paid in cash and Company stock.  Specifically, the program is designed to accomplish the following objectives:

•	Align the interests of executives with the interests of shareholders in the creation of long-term shareholder value;

•	Reinforce key business objectives and deliver executive benefits in a cost effective manner;

•	Encourage management ownership of our common stock; and

•	Attract and retain talented members of senior management.

Management and our Compensation/Human Resource Committee work together to ensure that our named executive officers are held accountable and rewarded for delivering superior performance and enhanced shareholder returns.

Elements of Our Compensation and Benefits Program

           To achieve our objectives, we structured a compensation and benefit program that provides our named executive officers with the following:

•	Base salary;

•	Performance-based cash compensation through our Annual Incentive Plan;

•	Long-term equity awards through our Annual Incentive Plan;

•	Retirement benefits; and

•	Employment and change in control agreements.

The elements of a named executive officer’s total compensation package will vary depending upon the executive’s job position and responsibilities.

Base Salary

Base salaries are used to reward our executives for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their total compensation.  The Compensation/Human Resource Committee considers compensation information sourced by SNL Financial and American Bankers Association Compensation and Benefits Survey Report, as provided by our compensation consultants, when determining base salaries for our named executive officers, along with other factors, such as an executive’s qualifications, experience, position responsibilities and performance in relation to established goals.  See “Peer Group” for information on the financial institutions that make up our peers for 2015.  The Compensation/Human Resource Committee reviews the base salaries for our named executive officers on an annual basis.

Performance-Based Compensation

Our Annual Incentive Plan is designed to recognize and reward participants for their collective and individual contributions to our success.  The objectives of the plan are to: (i) reward results, not effort; (ii) align our strategic plan, budget and shareholder interests with participant performance; (iii) motivate and reward participants for achieving and potentially exceeding performance goals; (iv) align incentive pay with performance; (v) enable us to attract and retain the talent needed to drive our success, and (vi) encourage teamwork across the Company and Bank.  The Compensation/Human Resource Committee in consultation with executive management administers the plan.  All of our named executive officers participated in the Annual Incentive Plan during 2015.  The Annual Incentive Plan awards (if any) will be paid out in cash and Company stock in accordance with the terms of the plan.

The incentive award opportunities noted below are shown as a percentage of base salary.  For purposes of the Annual Incentive Plan, “base salary” is defined as compensation earned by a participant for services rendered, excluding the following items: profit sharing contributions, discretionary incentive compensation, cash payments received for waiving employer-paid health insurance, cell phone allowances and fringe benefits.

	2015 Annual Incentive Plan Opportunities
Position	Minimum	Target	Maximum
Chief Executive Officer/President	0.0%	25.0%	50.0%
Executive Vice President and Chief Operating Officer/Chief Financial Officer	0.0%	20.0%	40.0%
Executive Vice President/Chief Credit Officer	0.0%	15.0%	30.0%
Senior Vice President/Chief Lending Officer	0.0%	10.0%	25.0%
Senior Vice President/Chief Retail Banking Officer	0.0%	10.0%	25.0%

The performance period under the Annual Incentive Plan is the calendar year.  However, the administrative procedures necessary to calculate the awards under the plan have not yet been completed for 2015.  The Company expects to receive the peer group data necessary to calculate the Plan incentive awards (if any) by the end of March 2016.   If target or maximum performance measures are achieved, plan participants will receive a payout under the Annual Incentive Plan.  If our named executive officers receive a payout under the Annual Incentive Plan, the payout will be distributed in cash and Company common stock.  The percentage of stock and cash distributed will depend upon the executive’s achievement of his or her performance goals and job position.   See “Grants of Plan-Based Awards During 2015” for information on potential payouts under the Annual Incentive Plan.

Performance Measures under the Annual Incentive Plan for 2015

There are three (3) categories in which performance is measured under the Annual Incentive Plan: Company/Bank performance, branch/departmental performance and individual performance.  The Company/Bank performance goals focus on core measures of profitability, risk and compliance, credit quality and efficiency of Company and Bank resources.

For 2015, our Company/Bank goals consisted of return on equity compared with a regional peer group (using a three year average for 2015), return on assets compared with a regionalized peer group (using a three year average for 2015), earnings per share growth compared to bank growth goals (also using a three year average for 2015), efficiency ratio targets (compared to peer group using a three year average for 2015), credit quality targets (compared to peer group using a three year average for 2015), total shareholder return targets (compared to peer group using a three year average for 2015) and regulatory performance measurements.  Branch goals included various measures, most notably loan and deposit growth, and branch profitability targets.  Departmental goals included various projects, strategic initiatives and work performance measurements.  The individual component was based upon the individual employee’s performance appraisal.  The plan’s components have varying weights assigned as well as varying award opportunities based upon job function.

The following chart sets forth the 2015 goal weighting for our named executive officers:

Position	Company/Bank	Branch/Departmental	Individual
Chief Executive Officer/President	80%	10%	10%
Executive Vice President and Chief Operating Officer/Chief Financial Officer	70%	20%	10%
Executive Vice President/Chief Credit Officer	60%	30%	10%
Senior Vice President/Chief Lending Officer	50%	40%	10%
Senior Vice President/Chief Retail Banking Officer	30%	60%	10%

Long-Term Equity Incentives/Stock Grant Practices

Equity incentives are one of the most important elements of the total compensation package for our named executive officers.  The purpose of these awards is to attract and retain superior talent, further align employees and non-employee directors with shareholder interests, closely link employee and non-employee compensation with our performance, and maintain high levels of executive and non-employee director stock ownership.  It is our intent to use the grant of restricted stock as the primary vehicle for providing long-term incentive compensation opportunities to our named executive officers and for aligning their interests with those of our shareholders.  In general, vesting of restricted stock awards under the 2006 Restricted Stock Plan is tied to continued service and/or satisfaction of performance goals set forth under our Annual Incentive Plan.  See “Performance-Based Compensation” for information on specific performance goals for our named executive officers.  Generally, restricted stock awarded to our named executive officers is subject to a three (3) year vesting schedule. Shares of restricted stock vest ratably over a three-year period commencing on the first anniversary of the date of grant and continuing each anniversary date thereafter.  The 2006 Restricted Stock Plan Award Agreements for our named executive officers provide that vesting will accelerate in the event of death, disability, retirement, change in control or involuntary termination without cause.

The Compensation/Human Resource Committee’s process with respect to the determination of grant dates is made after carefully considering our timing of earnings releases and/or other material nonpublic information to ensure that there is no manipulation of the market to an executive’s benefit.  Similarly, we never time the release of material nonpublic information to affect the value of executive compensation.  In general, the release of such information reflects established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

Retirement Benefits

We provide retirement benefits to our named executive officers through our tax-qualified defined benefit pension plan, our tax-qualified defined contribution plan, and our non-qualified supplemental executive retirement plan (“SERP”).  Effective January 1, 2008, we converted our traditional defined benefit pension plan to an account balance-based pension plan, which is also referred to as a cash balance plan.  Under our cash balance plan, participants are credited with a percentage of their compensation each year and, upon termination of employment, may receive their benefit in a lump sum or in monthly installments.  Our tax-qualified defined contribution plan (“401(k) plan”) provides our eligible employees with a vehicle to defer a portion of their compensation and invest their elective deferrals in a variety of investment funds.  In addition, the 401(k) plan provides for an employer safe harbor contribution to eligible participants equal to 100% of a participant’s elective deferrals that are not in excess of 1% of the participant’s compensation, plus 50% of the participant’s elective deferrals that exceed 1% of compensation.  In no event will the employer safe harbor matching contributions exceed 3.5% of a participant’s compensation in a plan year.  We view our retirement benefits as a means of providing financial security to our employees after they have spent a substantial portion of their careers with us.

In addition to our cash balance plan, we also provide our Chief Executive Officer/President, Executive Vice President and Chief Operating Officer/Chief Financial Officer and Executive Vice President/Chief Credit Officer with SERP benefits.  The SERP serves to help us attract and retain executive talent by providing each executive with a supplemental retirement benefit equal to a specific percentage (Chief Executive Officer/President 16.4%, Executive Vice President and Chief Operating Officer/Chief Financial Officer 13.6%, and Executive Vice President/Chief Credit Officer 14.7%) multiplied by the average annual cash compensation earned by each executive during the three (3) completed calendar years preceding the executive’s termination of employment.  The SERP benefits are intended to provide supplemental retirement benefits to the executives.  Under the defined benefit pension plan, tax qualifications are limited by certain IRS provisions.  We believe providing SERP benefits to our top management is consistent with the retirement benefits provided to similarly situated executives in our peer group.  See “Executive Compensation—Retirement Benefits”.

Employment and Change in Control Agreements

We currently maintain an employment agreement with our Chief Executive Officer/President that we believe is consistent with the agreements provided to senior executive officers in our peer group.  The Compensation/Human Resource Committee believes that the employment agreement with our Chief Executive Officer/President serves the interests of our Company and its shareholders by providing stability in management, outlining the terms and conditions of employment and ensuring that if a change in control is ever under consideration, our Chief Executive Officer/President will be able to advise our board of directors about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations of losing his job.  See “Executive Compensation—Employment Agreement”.

In addition to the employment agreement with our Chief Executive Officer/President, we also maintain change in control agreements with our Chief Credit Officer and our Chief Operating Officer/Chief Financial Officer.  These change in control agreements provide the executives with certain protections and benefits in the event of a change in control and help maintain stability in management during a change in control transaction.  See “Executive Compensation—Change in Control Agreements”.

Role of Compensation/Human Resource Committee

The Compensation/Human Resource Committee reviews and approves all of the elements of compensation for our Chief Executive Officer/President, Executive Vice President and Chief Operating Officer/Chief Financial Officer and Executive Vice President/Chief Credit Officer annually to ensure we are competitive in the market place and that the mix of benefits accurately reflects our compensation philosophy.  The Compensation/Human Resource Committee operates under a written charter that establishes its responsibilities.  The Compensation/Human Resource Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation/Human Resource Committee’s role.  Under the charter, the Compensation/Human Resource Committee is also charged with general responsibility for the oversight and administration of the Bank and Company sponsored compensation and benefit plans.  The charter also authorizes the Compensation/Human Resource Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.  During 2015, the Bank retained the services of Compensation Advisors to assist the Compensation/Human Resource Committee in performing its various duties within industry practice.  Compensation Advisors advised the committee on compensation programs for senior management and executives of the Bank.

When making compensation decisions, the Compensation/Human Resource Committee considers salary survey data to understand compensation paid to similarly situated executives in our peer group.  See “Peer Group” for a list of the publicly traded financial institutions that make up our peers.  In addition to peer data, our Compensation/Human Resource Committee also looks at internal pay equity, individual and company performance and relative shareholder return when making compensation decisions.

Role of Management

Management provides data, analyses, input and recommendations to the Compensation/Human Resource Committee through our Chief Executive Officer/President.  The Compensation/Human Resource Committee gives significant weight to our Chief Executive Officer/President’s evaluation of each named executive officer’s performance and recommendation of appropriate compensation.  However, our Chief Executive Officer/President does not participate in any decisions relating to his own compensation.  The Senior Vice President, Human Resource Manager provides our Chief Executive Officer/President with salary survey data for purposes of considering base pay adjustments for our Senior Vice President/Chief Lending Officer and our Senior Vice President/Chief Retail Banking Officer.  The Chief Executive Officer/President provides the Board of Directors with salary survey data for purposes of considering base pay adjustments for our Executive Vice President and Chief Operating Officer/Chief Financial Officer and Executive Vice President/Chief Credit Officer.

Role of Compensation Consultant

During 2015, the Bank retained the services of Compensation Advisors to assist the Compensation/Human Resource Committee in performing its various duties within industry practice.  Compensation Advisors advised the committee on compensation programs for senior management and executives of the Bank.  Additionally, the Committee utilized survey data provided by SNL Financial, American Bankers Association Compensation and Benefits Survey Report, and L.R. Webber Associates, Inc. to evaluate the salary ranges and incentive awards for our named executive officers.

Peer Group

The Compensation/Human Resources Committee considers information about the practices and financial performance of its peers when making compensation decisions.  The Compensation/Human Resources Committee reviews our peer group and determines if adjustments are necessary to reflect the business model and demographics of the Company.  In 2015, our peer group consisted of the following companies which consist primarily of community banks and thrifts in Pennsylvania and New York with total assets between $500 million and $2.2 billion:

Financial Institution	City / Town	State
Adams County National Bank	Gettysburg	PA
Chemung Canal Trust Company	Elmira	NY
Citizens and Northern	Wellsboro	PA
CNB Bank	Clearfield	PA
Elmira Savings Bank	Elmira	NY
First Keystone Community Bank	Berwick	PA
F&M Trust	Chambersburg	PA
Orrstown Bank	Shippensburg	PA
Jersey Shore State Bank	Williamsport	PA
Peoples Security Bank & Trust Company	Scranton	PA
QNB Bank	Quakertown	PA
AmeriServ Financial	Johnstown	PA
Ephrata National Bank	Ephrata	PA
Mid Penn Bank	Millersburg	PA
First Columbia Bank & Trust Company	Bloomsburg	PA
First National Community Bank	Dunmore	PA
Wayne Bank	Honesdale	PA
Somerset Trust Company	Somerset	PA
ESSA Bank & Trust	Stroudsburg	PA
Fidelity Bank	Dunmore	PA

Executive Perquisites

We annually review the perquisites that we make available to our named executive officers.  The primary perquisites for our named executive officers are certain club dues.

Stock Ownership Guidelines

We do not maintain stock ownership guidelines for our named executive officers.  However, all of our named executive officers participate in our Annual Incentive Plan and we believe they generally maintain a meaningful interest in our Company stock through their participation in the plan and through individual purchases outside the plan.  See “Stock Ownership” for information on Company stock owned by our named executive officers.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program on the Company and the Bank.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the total compensation awarded, earned or paid to the principal executive officer and principal financial officer of the Company and our three other most highly compensated executives.  These five officers are referred to as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Randall E. Black CEO & President of the Company and Bank	2015 2014 2013	351,492 329,231 312,308	- 3,000 5,000	66,230 55,830 47,680	- 90,049 92,985	138,299 (11,223) 53,636	18,399 20,380 22,076	574,420 487,267 533,685
Mickey L. Jones Executive Vice President, Chief Operating Officer, CFO & Treasurer of the Company and Bank	2015 2014 2013	210,496 199,635 190,692	- 1,500 1,000	35,608 25,913 22,755	- 43,105 45,004	69,232 12,715 27,984	13,473 12,339 13,006	328,809 295,207 300,441
Terry B. Osborne Executive Vice President Chief Credit Officer & Secretary of the Company and the Bank	2015 2014 2013	207,766 200,739 192,628	- 1,500 1,000	23,211 17,470 15,379	- 31,200 32,901	114,956 (8,136) 102,573	13,714 12,916 12,669	359,647 255,689 357,150
Jeffrey L. Wilson Senior Vice President, Chief Lending Officer of the Bank	2015 2014 2013	132,613 128,750 125,000	- 750 -	10,563 9,505 9,155	- 15,494 17,029	34,376 (5,845) 35,806	7,542 7,159 7,986	185,094 155,813 194,976
Jeffrey B. Carr Senior Vice President, Chief Retail Banking Officer of the Bank	2015 2014 2013	129,780 126,000 122,174	- 750 -	12,528 8,018 7,858	- 16,314 15,382	13,946 3,620 12,461	6,578 6,164 6,131	162,832 160,866 164,006

(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Board Accounting Standards Codification Topic 718 – Share Based Payment based on a per share price of $49.87 on the date of grant for 2,263 shares and $46.69 for 750 shares.  For 2015, stock award amounts for Mr. Black represent a grant of 1,094 restricted stock awards that vest in three equal annual installments commencing on May 1, 2016 awarded upon the achievement of certain performance goals set forth in the Company’s Annual Incentive Plan and granted in 2015, and 250 restricted stock awards that vest in three equal annual installments commencing on December 15, 2016.  For 2015, stock award amounts for Mr. Jones represent a grant of 498 restricted stock awards that vest in three equal annual installments commencing on May 1, 2016 awarded upon the achievement of certain performance goals set forth in the Company’s Annual Incentive Plan and granted in 2015, and 225 restricted stock awards that vest in three equal annual installments commencing on December 15, 2016, as well as 5 shares received for years of service based on a per share price of $53.40.  For 2015, stock award amounts for Mr. Osborne represent a grant of 325 restricted stock awards that vest in three equal annual installments commencing on May 1, 2016 awarded upon the achievement of certain performance goals set forth in the Company’s Annual Incentive Plan and granted in 2015, and 150 restricted stock awards that vest in three equal annual installments commencing on December 15, 2016.  For 2015, stock award amounts for Mr. Wilson represent a grant of 165 restricted stock awards that vest in three equal annual installments commencing on May 1, 2016 awarded upon the achievement of certain performance goals set forth in the Company’s Annual Incentive Plan and granted in 2015, and 50 restricted stock awards that vest in three equal annual installments commencing on December 15, 2016.  For 2015, stock award amounts for Mr. Carr represent a grant of 181 restricted stock awards that vest in three equal annual installments commencing on May 1, 2016 awarded upon the achievement of certain performance goals set forth in the Company’s Annual Incentive Plan and granted in 2015, and 75 restricted stock awards that vest in three equal annual installments commencing on December 15, 2016.  See “2006 Restricted Stock Plan” for other terms and conditions of restricted stock awards.  The shares granted on May 1, 2015 relate to the equity portion of the Annual Incentive Plan for performance related to calendar year 2014.

(2)
Represents cash awards earned by each executive under the Annul Incentive Plan.  See “Grants of Plan-Based Awards During 2015” for a description of the material terms of the Annual Incentive Plan and the criteria for receiving an incentive award.  The amounts for 2015 are not reported because they have not yet been determined.

(3)	Represents increase/(decrease) in pension value for tax-qualified and supplemental pension benefits for the executive officer.

Employment Agreement

The Company and the Bank maintain an employment agreement with our Chief Executive Officer/ President.  The employment agreement provides for a three-year term, which automatically renews on June 1st of each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to June 1st of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Company, the Bank or our Chief Executive Officer/President in accordance with its terms.  The current term of the employment agreement expires on June 1, 2018.  The employment agreement provides for an annual salary review, however in no event may the base salary be reduced below the base salary in effect at the time of such review.  Our Chief Executive Officer/President’s current base salary under his employment agreement is $361,800.  In addition to base salary, the employment agreement provides for, among other things, participation in various employee benefit plans as well as furnishing certain fringe benefits available to similarly-situated executive personnel.

The employment agreement contains a restrictive covenant which prohibits our Chief Executive Officer/ President from engaging in employment that would compete with the services provided by the Company and the Bank.  In addition, the restrictive covenant contains a non-solicitation clause.  The duration of the restrictive covenant varies based on the circumstances of the executive’s termination of employment.  In the event our Chief Executive Officer/President is terminated by the Company or the Bank for Cause (as defined in the agreement) the term of the restrictive covenant is one (1) year from the executive’s termination date.  In the event the executive voluntarily resigns with or without Good Reason (as defined in the agreement) or the Company or Bank terminates his employment without Cause, the term of the restrictive covenant will be two (2) years from his termination date.  In the event of termination following a Change in Control (as defined in the agreement) which results in the payment of severance under the employment agreement, the executive will be subject to the restrictive covenant for a period of three (3) years following his termination of employment.  The employment agreement provides for an exception to the restrictive covenant in the event the executive’s employment is terminated by the Company or the Bank for Cause or he terminates his employment for Good Reason.  Under these circumstances, the executive may engage in the practice of public accounting and will not be deemed in violation of the restrictive covenant in his employment agreement.  See “Executive Compensation - Potential Post-termination Benefits” for information on termination benefits provided under the employment agreement.

Change in Control Agreements

The Bank maintains (and the Company serves as guarantor) change in control agreements with our Executive Vice President and Chief Operating Officer/Chief Financial Officer and Executive Vice President/Chief Credit Officer. Each agreement provides for a three-year term, which automatically renews on January 19th of each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to January 19th of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Bank or Executive for reasons set forth in the agreement.  The current terms of the change in control agreements expire on January 19, 2019.

Grants of Plan-Based Awards During 2015

Annual Incentive Plan. The following table provides information on the estimated payouts that may be awarded to our named executive officers upon the achievement of performance goals under the Annual Incentive Plan for 2015.  Annual incentive awards are distributed in a combination of cash and restricted stock to our named executive officers.  Once distributed, restricted stock awards earned under the Annual Incentive Plan are subject to the terms and conditions of our 2006 Restricted Stock Plan and vest over a period of three years.

		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive
		Plan Awards(1)			Plan Awards(1)(2)			All Other Stock Awards(4)
	Grant Date(3)	Threshold	Target	Maximum	Threshold	Target	Maximum

Randall E. Black	5/1/2015	-	$63,315	$112,158	-	$27,135	$68,742	-
Mickey L. Jones	5/1/2015	-	$30,125	$53,795	-	$12,911	$32,277	$267
Terry B. Osborne	5/1/2015	-	$22,063	$39,923	-	$9,455	$23,113	-
Jeffrey L. Wilson	5/1/2015	-	$9,283	$20,555	-	$3,978	$12,598	-
Jeffrey B. Carr	5/1/2015	-	$9,085	$20,116	-	$3,893	$12,329	-

(1)	These columns illustrate the possible payouts for each of our named executive officers under our Annual Incentive Plan for 2015.
(2)
A portion of the incentive opportunity under the Annual Incentive Plan is payable in Company common stock and a portion is paid in cash in accordance with the terms of the plan.  The actual number of shares of restricted stock will be determined when the award is distributed in 2016.

(3)	Represents the date the Company granted restricted stock in connection with awards under the Annual Incentive Plan for performance related to calendar year 2014.
(4)	Represents 5 shares granted in recognition of Mr. Jones’ years of service, which shares were vested upon grant.

We maintain the Annual Incentive Plan for the purpose of aligning the employee incentive goals with our overall strategic plan.  The Annual Incentive Plan requires participants to satisfy three components:  corporate goals; departmental/branch goals; and individual performance goals. Our Company/Bank performance goals consisted of return on equity compared with a regional peer group (using a three year average for 2015), return on assets compared with a regional peer group (using a three year average for 2015), earnings per share growth compared to bank growth goals (also using a three year average for 2015), efficiency ratio targets (compared to peer group using a three year average for 2015), credit quality targets (compared to peer group using a three year average for 2015), total shareholder return targets (compared to peer group using a three year average for 2015) and regulatory performance measurements.  Branch goals included various measures, most notably loan and deposit growth, and branch profitability targets.  Departmental goals included various projects, strategic initiatives and work performance measurements.  The individual component was based upon the individual employee’s performance appraisal.

The plan’s components have varying weights assigned as well as varying award opportunities based upon job function.  The performance period for the Annual Incentive Plan for 2015 began on January 1, 2015 and ended on December 31, 2015.  However, the Company is unable as of the date of this proxy statement to certify as to the satisfaction of the performance goals for 2015.  For 2015, the weighting for Mr. Black’s incentive award was 80% corporate goals, 10% branch/departmental goals and 10% individual performance, with a maximum payout of 50% of eligible compensation.  For 2015, the weighting for Mr. Jones’ incentive award was 70% corporate goals, 20% branch/departmental goals and 10% individual performance, with a maximum payout of 40% of eligible compensation.  For 2015, the weighting for Mr. Osborne’s incentive award was 60% corporate goals, 30% branch/departmental goals and 10% individual performance, with a maximum payout of 30% of eligible compensation.  For 2015, the weighting for Mr. Wilson’s incentive award was 50% corporate goals, 40% branch/departmental goals and 10% individual performance, with a maximum payout of 25% of eligible compensation.  For 2015, the weighting for Mr. Carr’s incentive award was 30% corporate goals, 60% branch/departmental goals and 10% individual performance, with a maximum payout of 25% of eligible compensation.

For named executive officers, incentive payments are made in cash and in the form of restricted stock, which vest ratably over a three-year period commencing on the first anniversary of the date of grant and continuing each anniversary date.  For Mr. Black in 2015, the first 30% of eligible compensation will be distributed 70% in cash and 30% in restricted stock and any amount over 30% will be split equally between cash and restricted stock.  For Mr. Jones in 2015, the first 25% of eligible compensation will be distributed 70% in cash and the remaining 30% in restricted stock and any amount over 25% will be split equally between cash and restricted stock.  For Mr. Osborne in 2015, the first 20% of eligible compensation will be distributed 70% in cash and  the remaining 30% in restricted stock and any amount over 20% will be split equally between cash and restricted stock.  For the other named executives in 2015, the first 15% of eligible compensation will be distributed 70% cash and the remaining 30% restricted stock, any amount over 15% will be split equally between cash and restricted stock.  Once issued, the awards of restricted stock granted in connection with the Annual Incentive Plan are subject to the terms and conditions of the underlying equity incentive plan.

2006 Restricted Stock Plan.    We maintain the 2006 Restricted Stock Plan (the “Plan”) for the purpose of attracting and retaining superior people and aligning our employees and non-employee directors with our shareholders’ interests.  Employees and non-employee directors are eligible to participate in the Plan.  The Compensation/Human Resource Committee administers the Plan and determines the terms and conditions of each restricted stock award, subject to the terms of the Plan.   In general, vesting of restricted stock awards under the Plan is tied to continued service and/or satisfaction of performance goals determined under our Annual Incentive Plan. However, a participant becomes fully vested in his or her outstanding restricted stock awards upon the occurrence of a “change in control” or “involuntary termination without cause” or upon the participant’s death or "disability" (as such terms are defined in the Plan), or retirement.  The 2006 Restricted Stock Plan is to expire according to its terms on April 18, 2016.

The shareholders are asked to vote to approve the Citizens Financial Services, Inc. 2016 Equity Incentive Plan (the “2016 Plan”).  The 2016 Plan is proposed to succeed the Company’s 2006 Restricted Stock Plan.   As with the 2006 Plan, the 2016 Plan will permit the Company, under the supervision of the Compensation/Human Resource Committee and subject to the approval of the Board of Directors, to continue to make equity based awards to employees and non-employee directors.  Whereas the 2006 Plan provided for awards of restricted stock only, the 2016 Plan provides for awards of both restricted stock and awards of stock without restrictions or other conditions.  The purpose of these stock awards is to attract and retain competitively superior people, further align employees and non-employee directors with shareholder interests, closely link employee and non-employee compensation with the Company’s performance, and maintain high levels of executive and non-employee director stock ownership.  The 2016 Plan also provides a component of the total compensation package offered to employees and reflects the importance placed on motivating and rewarding superior results with long-term incentives.  The 2016 Equity Incentive Plan is set forth as Exhibit “A” to this Proxy Statement.

Outstanding Equity Awards at December 31, 2015

The following table sets forth information concerning stock awards granted to our named executive officers that have not vested as of December 31, 2015.  No stock options were outstanding at December 31, 2015.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Randall E. Black	2,364(2)	$115,836
Mickey L. Jones	1,206(3)	$59,094
Terry B. Osborne	801(4)	$39,249
Jeffrey L. Wilson	406(5)	$19,894
Jeffrey B. Carr	429(6)	$21,021

(1)	Based upon the Company’s closing stock price of $49.00 on December 31, 2015.
(2)
Includes 1,094 shares that vest in three equal annual installments commencing on May 1, 2016, 250 shares that vest in three equal annual installments commencing on December 15, 2016, 691 shares that vest in two equal installments on May 15, 2016 and May 15, 2017, and 329 shares that will vest on April 12, 2016.

(3)
Includes 498 shares that vest in three equal annual installments commencing on May 1, 2016, 225 shares that vest in three equal annual installments commencing on December 15, 2016, 325 shares that vest in two equal installments on May 15, 2016 and May 15, 2017, and 158 shares that will vest on April 12, 2016.

(4)
Includes 325 shares that vest in three equal annual installments commencing on May 1, 2016, 150 shares that vest in three equal annual installments commencing on December 15, 2016, 219 shares that vest in two equal installments on May 15, 2016 and May 15, 2017, and 107 shares that will vest on April 12, 2016.

(5)
Includes 165 shares that vest in three equal annual installments commencing on May 1, 2016, 50 shares that vest in three equal annual installments commencing on December 15, 2016, 17 shares that vest in two equal installments on January 2, 2016 and January 2, 2017, 119 shares that vest in two equal installments on May 15, 2016 and May 15, 2017, and 55 shares that will vest on April 12, 2016.

(6)
Includes 181 shares that vest in three equal annual installments commencing on May 1, 2016, 75 shares that vest in three equal annual installments commencing on December 15, 2016, 17 shares that vest in two equal installments on January 2, 2016 and January 2, 2017, 101 shares that vest in two equal installments on May 15, 2016 and May 15, 2017, and 55 shares that will vest on April 12, 2016.

Stock Awards Vested During 2015

The following table sets forth information concerning restricted stock awards that vested during the year ended December 31, 2015 for each of our named executive officers.  No stock options were acquired or exercised during the year ended December 31, 2015.

Name	Number of Shares or Units of Stock Acquired On Vesting	Value Realized on Vesting
Randall E. Black(1)	1,119	$56,054
Mickey L. Jones(2)	518	$25,952
Terry B. Osborne(3)	358	$17,934
Jeffrey L. Wilson(4)	193	$9,718
Jeffrey B. Carr(5)	152	$7,677

(1)	Includes 330 shares that vested on April 12, 2015 at $51.17 per share, 443 shares that vested on May 1, 2015 at $49.87 per share, and 346 shares that vested on May 15, 2015 at $49.35 per share.
(2)	Includes 157 shares that vested on April 12, 2015 at $51.17 per share, 198 shares that vested on May 1, 2015 at $49.87 per share, and 163 shares that vested on May 15, 2015 at $49.35 per share.
(3)	Includes 106 shares that vested on April 12, 2015 at $51.17 per share, 142 shares that vested on May 1, 2015 at $49.87 per share, and 110 shares that vested on May 15, 2015 at $49.35 per share.
(4)
Includes 16 shares that vested on January 2, 2015 at $53.15 per share, 55 shares that vested on April 12, 2015 at $51.17 per share, 62 shares that vested on May 1, 2015 at $49.87 per share, and 60 shares that vested on May 15, 2015 at $49.35 per share.

(5)
Includes 16 shares that vested on January 2, 2015 at $53.15 per share, 54 shares that vested on April 12, 2015 at $51.17 per share, 32 shares that vested on May 1, 2015 at $49.87 per share, and 50 shares that vested on May 15, 2015 at $49.35 per share.

Retirement Benefits

Account Balance Pension Plan.   Effective January 1, 2008, the Bank converted its traditional noncontributory tax-qualified defined benefit pension plan into a tax-qualified account balance pension plan, which is referred to as a cash balance plan.  Participants in the former pension plan who were eligible employees (as defined in the plan) automatically became participants in the cash balance plan.  Under the cash balance plan, a participant’s account is the sum of the participant’s opening balance (which is his or her benefit under the former defined benefit plan) and annual allocations and interest credits.  The Bank credits each participant with an annual allocation if the participant has at least 1,000 hours of service with the Bank during the plan year.  Each annual allocation is determined based on a percentage of the participant’s “compensation” (as defined in the plan) and varies based on a participant’s age. Annual cash balance plan allocations range between 3% and 8% of participant compensation.

Supplemental Executive Retirement Agreement.  The Bank maintains non tax-qualified supplemental executive retirement agreements (“SERPs”) with its President/Chief Executive Officer, Chief Operating Officer/ Chief Financial Officer and its Chief Credit Officer (collectively the “executives”). The SERPs provide each executive with an annual retirement benefit for a period of 15 years following separation from service (other than for cause) on or after attaining age 62. This retirement benefit equals a benefit percentage (16.4%, 14.7% and 13.6% for our President/Chief Executive Officer, Chief Credit Officer and Chief Operating Officer/Chief Financial Officer, respectively) multiplied by the average annual cash compensation during the three completed calendar years preceding the termination of employment.  Subject to the terms of the SERP, the executive may elect to receive the retirement benefit in an actuarially equivalent lump sum payment.  All of our named executive officers are 100% vested in their accrued SERP benefit.

Pension Benefits at December 31, 2015

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our tax-qualified and non tax-qualified defined benefit plans, along with the number of years of credited service under the respective plans.  No distributions were made under the plans in 2015.  All of our named executive officers participate in our Account Balance Pension Plan and Mr. Black, Mr. Osborne and Mr. Jones participate in the SERP.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Randall E. Black	First Citizens Community Bank Account Balance Pension Plan	23	299,237
	Supplemental Executive Retirement Plan	23	622,522
Mickey L. Jones	First Citizens Community Bank Account Balance Pension Plan	12	175,844
	Supplemental Executive Retirement Plan	12	384,902
Terry B. Osborne	First Citizens Community Bank Account Balance Pension Plan	40	772,765
	Supplemental Executive Retirement Plan	40	331,789
Jeffrey L. Wilson	First Citizens Community Bank Account Balance Pension Plan	28	202,992
Jeffrey B. Carr	First Citizens Community Bank Account Balance Pension Plan	14	64,333

Potential Post-Termination Benefits

Payments Made Upon Termination by the Company for Cause. Under the terms of the employment and change in control agreements, our contracted named executive officers will receive no severance payments in the event of termination for cause.  In addition, a termination for cause will also result in the forfeiture of all unvested restricted stock awards.  Further, participants in the Annual Incentive Plan forfeit all rights to incentive opportunities as a result of termination for cause.  SERP participants will not receive any benefit upon termination for cause.

Payments Made Upon Termination by the Company Without Cause or by the Executive for Good Reason.  In the event that the Company or the Bank chooses to terminate Mr. Black’s employment for reasons other than for cause or, in the event of Mr. Black’s resignation from the Company or the Bank for good reason, the Company shall pay Mr. Black a lump sum amount equal to and no greater than two (2) times Mr. Black’s base salary, minus applicable taxes and withholdings. In addition, for a period of one (1) year from the date of termination, Mr. Black shall receive continued health, life and disability insurance coverage under the same terms in effect during the one year prior to his termination.   Except as provided below, Mr. Jones and Mr. Osborne receive no benefit under their change in control agreements in the event the Company terminates them without cause or the executives terminate employment for good reason prior to a change in control. All outstanding restricted stock awards will vest if the executive is terminated without cause.  Participants in the Annual Incentive Plan must be employed by the Bank on the date the benefits are paid.  Therefore, if a participant terminates employment without cause or for good reason prior to payment under the Annual Incentive Plan, all rights to plan benefits are forfeited, unless otherwise determined by the Committee administering the plan.  SERP participants will receive their vested accrued early termination benefit upon termination by the Company without cause or by the executive for good reason if they separate from service before age 62 and their normal retirement benefit if they separate from service on or after attaining age 62.

Payments Made Upon Disability. Under the terms of Mr. Black’s employment agreement, if his employment is terminated due to a disability, Mr. Black will be entitled to the same benefit as provided by the Company’s long term disability plan. Mr. Jones and Mr. Osborne receive no benefit under their change in control agreements in the event the executives are terminated due to a disability; however, the executives will receive a benefit under the Company’s long term disability plan if they meet the requirements of the plan upon termination.  All unvested restricted stock awards vest upon termination of employment due to disability.  If a participant in the Annual Incentive Plan terminates his or her service with the Bank due to a disability prior to distribution of the award, the executive’s award will be prorated based on the period of active employment with the Bank.  SERP participants become fully vested and will receive their accrued early termination benefit upon termination due to disability if they separate from service before age 62 and their normal retirement benefit if they separate from service on or after attaining age 62.

Payments Made Upon Death. Under the employment agreement, Mr. Black’s estate is entitled to receive any compensation accrued, but unpaid, as of the date of the executive’s death. Mr. Jones and Mr. Osborne receive no death benefit under their change in control agreements. All unvested restricted stock awards vest upon death of an award recipient.  In addition, if a participant in the Annual Incentive Plan dies prior to distribution of an award, the executive’s award will be prorated based on the period of active employment with the Bank.  If a SERP participant dies prior to a separation from service, the SERP participant’s beneficiary will receive the normal retirement benefit the participant would have received if he were deemed to have attained his normal retirement age (age 62) immediately prior to his death.  If he dies after a separation from service, his beneficiary will receive the remaining benefits that would have been made to the participant.

Payments Made Upon a Change in Control.  In the event of a termination of employment in connection with a change in control, Mr. Black’s employment agreement provides him with a lump sum amount equal to 2.99 times his base salary.  In addition, for a period of 18 months from the date of termination or until Mr. Black secures substantially similar benefits through other employment, whichever shall occur first, Mr. Black is entitled to continued health, life and disability insurance coverage under the same terms in effect during the one year prior to his termination.

Under the change in control agreement, if, within one year following a change in control, Mr. Jones or Mr. Osborne is involuntarily terminated, the executive’s title, responsibilities, or salary are reduced, or for reductions or changes in the executive’s duties, location of employment or benefits as set forth in the agreement, the executive shall be entitled to receive a lump sum amount equal to one time the executive’s base salary.  In addition, for a period of 18 months from the date of termination or until the executive secures substantially similar benefits through other employment, whichever shall occur first, the executive shall receive a continuation of health care, life and disability insurance in effect prior to his termination.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control (the “Section 280G Limitation”).  An individual’s base amount is equal to an average of the individual’s Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years).  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes.  The employment and change in control agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

In addition, all outstanding restricted stock awards will vest upon a change in control.  SERP participants who have not separated from service and have not attained their normal retirement age (age 62) prior to a change in control will receive their normal retirement benefit (determined without regard to their age or years of service at the time of the change in control) paid in an actuarial equivalent lump sum within ten days of the change of control.  Participants that have attained their normal retirement age will receive their normal retirement benefit after their separation from service.

Payments Upon Retirement.  In addition to the tax-qualified retirement benefits and non-qualified retirement benefits set forth in “Pension Benefits” above, participants in the Annual Incentive Plan who retire from the Bank will receive a prorated payout based on the period of the participant’s active employment only.

Potential Post-Termination Benefits Table. The amount of compensation payable to each named executive officer upon the occurrence of certain events is noted in the table below.  The amounts shown assume that such termination was effective as of December 31, 2015, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination.  The amounts shown relating to unvested stock awards are based on $49.00 per share, which was the fair market value of Company common stock on December 31, 2015.  The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.  The tables do not include the executives' account balances in the Bank’s tax-qualified retirement plan to which each executive has a non-forfeitable interest.

	Randall E. Black	Mickey L. Jones	Terry B. Osborne	Jeffrey L. Wilson	Jeffrey B. Carr
Death:
Employment Agreement	-	-	-	-	-
Change in Control Agreement	-	-	-	-	-
SERP(1)	$830,662	$389,940	$384,902	-	-
Equity Awards	$115,836	$59,094	$ 39,249	$20,678	$21,805

Disability:
Employment Agreement	-	-	-	-	-
Change in Control Agreement	-	-	-	-	-
SERP(2)	$622,522	$331,789	$384,902	-	-
Equity Awards	$115,836	$59,094	$ 39,249	$20,678	$21,805

Retirement or Voluntary Termination Without Good Reason:
Employment Agreement	-	-	-	-	-
Change in Control Agreement	-	-	-	-	-
SERP(3)	$622,522	$331,789	$384,902	-	-
Equity Awards	-	-	-	-	-

	Randall E. Black	Mickey L. Jones	Terry B. Osborne	Jeffrey L. Wilson	Jeffrey B. Carr
Termination By Company For Cause:
Employment Agreement	-	-	-	-	-
Change in Control Agreement	-	-	-	-	-
SERP	-	-	-	-	-
Equity Awards	-	-	-	-	-

Voluntary Termination by Executive For Good Reason:
Employment Agreement(4)	$737,457	-	-	-	-
Change in Control Agreement	-	-	-	-	-
SERP(3)	$622,522	$331,789	$384,902	-	-
Equity Awards	-	-	-	-	-

Termination By Company without Cause:
Employment Agreement(4)	$737,457	-	-	-	-
Change in Control Agreement	-	-	-	-	-
SERP(3)	$622,522	$331,789	$384,902	-	-
Equity Awards	$115,836	$59,094	$ 39,249	-	-

Termination in Connection with a Change-in-Control(5):
Employment Agreement(4)	$1,102,567	-	-	-	-
Change in Control Agreement(4)	-	$230,305	$225,617	-	-
SERP(1)	$830,662	$389,940	$384,902	-	-
Equity Awards	$115,836	$59,094	$ 39,249	$20,678	$21,805

(1)	Represents the executive’s normal retirement benefit under the arrangement, regardless of his age at the time of separation from service or death.
(2)	Represents the value of the executive’s early retirement benefit which fully vests upon his termination due to disability.
(3)
The executive had not attained age 62, therefore his benefit represents his vested early retirement benefit based on the extent to which his normal retirement benefit should be accrued by the Bank under generally accepted accounting principles as of the date of his termination of employment.

(4)	Amount includes base compensation and the value of continued health, life and disability coverage for the period of time specified in the agreement.
(5)
The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to ensure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2015.

Policies and Procedures for Approval of Related Persons Transactions

The Company maintains a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•           the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

•           the Company is, will or may be expected to be a participant; and

•           any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation/Human Resource Committee of the Board of Directors approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•
any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit and Examination Committee. In determining whether to approve or ratify a related person transaction, the Audit and Examination Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit and Examination Committee who has an interest in the transaction will abstain from voting on the approval of the transaction but may, if so requested by the Chair of the Committee, participate in some or all of the discussion relating to the transaction.

Transactions with Related Persons

Loans and Extensions of Credit.  The Bank makes loans to persons affiliated with the Company and the Bank in the normal course of its business.  During 2015, all Bank loans to related persons (as defined under Securities and Exchange Commission rules) were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company's policies require that any loan to a director that would cause his/her aggregate loan relationship to exceed $300,000 be approved in advance by a majority of the disinterested members of the Board of Directors.  Any loan to an executive officer in the aggregate greater than $100,000 must be approved in advance by a majority vote of the Board of Directors.

SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS

The Company must receive proposals that shareholders seek to include in the Proxy Statement for the Company’s next Annual Meeting no later than November 10, 2016.  If next year’s Annual Meeting is held on a date more than 30 calendar days from April 19, 2017, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders, a shareholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days and not more than 120 days before the date of the meeting; provided that if less than 100 days notice or prior public disclosure of the meeting is given or made to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  Communications regarding financial or accounting policies may be made to the Chairman of the Audit and Examination Committee, E. Gene Kosa, at First Citizens Community Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Other communications to the Board of Directors may be made to the Chairman of the Governance and Nomination Committee, Rinaldo A. DePaola, at First Citizens Community Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Communications to individual directors may be made to such director at the principal office at First Citizens Community Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally, by email or by telephone without receiving additional compensation.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2015, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE CLOSE OF BUSINESS ON FEBRUARY 29, 2016 UPON WRITTEN REQUEST TO MICKEY L. JONES, TREASURER, CITIZENS FINANCIAL SERVICES, INC., 15 SOUTH MAIN STREET, MANSFIELD, PENNSYLVANIA 16933-1590.

If you and others who share your address own shares in street name, your broker or other holder of record may be sending only one Annual Report on Form 10-K and Proxy Statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate Annual Report on Form 10-K or Proxy Statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in street name and are receiving multiple copies of our Annual Report on Form 10-K and Proxy Statement, you can request householding by contacting your broker or other holder of record.

Our proxy materials are available over the Internet.  Go to the Website www.proxyvote.com, enter your 16 digit number, which is printed in the box marked by the arrow, look for Links to 2016 Shareholder Materials, and then click the Proxy Materials link to view our proxy materials.  Alternatively, you may visit www.firstcitizensbank.com and click on Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Randall E. Black

Randall E. Black
CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mansfield, Pennsylvania
March 10, 2016

EXHIBIT A

CITIZENS FINANCIAL SERVICES, INC.

2016 EQUITY INCENTIVE PLAN

CITIZENS FINANCIAL SERVICES, INC.

2016 EQUITY INCENTIVE PLAN

ARTICLE 1.    PURPOSE OF THE PLAN; TYPES OF AWARDS

1.1 Purpose.  The Citizens Financial Services, Inc. 2016 Equity Incentive Plan is intended to provide selected employees and non-employee directors of Citizens Financial Services, Inc. and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation.  The Plan is designed to help the Corporation attract, retain and motivate employees and non-employee directors to make substantial contributions to the success of the Corporation’s business and the businesses of its Subsidiaries.  Awards will be granted under the Plan based, among other things, on a participant’s level of responsibility and performance.

1.2 Authorized Plan Awards.  The Corporation may grant Stock Awards and Restricted Stock Awards within the limitations of the Plan herein described.

ARTICLE 2.    DEFINITIONS

2.1 “Agreement.”  A written or electronic agreement between the Corporation and a Participant evidencing the grant of a Restricted Stock Award.  A Participant may be issued one or more Agreements from time to time, reflecting one or more Restricted Stock Awards.

2.2 “Awards.”  A Stock Award or a Restricted Stock Award, as the context reasonably shall require.

2.3 “Board.”  The Board of Directors of the Corporation.

2.4 “Change in Control.” Except as otherwise provided in an Agreement, the first to occur of any of the following events:

(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities other than pursuant to a transaction excepted in Clause (d);

(b) there occurs a contested proxy solicitation of the Corporation’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities;

(c) a binding written agreement is executed providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

(d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

(i) under the terms of the agreement providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

(ii) under the terms of the agreement providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

1

(iii) based on the terms of the agreement providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

(f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a).  In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

2.5 “Code.”  The Internal Revenue Code of 1986, as amended.

2.6 “Code of Conduct.”  The policies and procedures related to employment of employees by the Corporation or a Subsidiary set forth in the Corporation’s employee handbook.  The Code of Conduct may be amended and updated at any time.  The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and Non-Employee Directors of the Corporation or a Subsidiary.

2.7 “Committee.”  The Compensation/Human Resource Committee of the Board.

2.8 “Common Stock.”  The common stock of the Corporation (par value $1.00 per share) as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefor.

2.9 “Corporation.”  Citizens Financial Services, Inc., a Pennsylvania corporation.

2.10 “Employee.”  Any common law employee of the Corporation or a Subsidiary.  An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of law to be a common law employee.

2.11 “Exchange Act.”  The Securities Exchange Act of 1934, as amended.

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2.12 “Non-Employee Director” means a member of the Board or a member of the board of directors of a Subsidiary who is not a common-law employee of the Corporation or a Subsidiary.

2.13 “Participant.”  An Employee or Non-Employee Director to whom a Restricted Stock Award has been awarded and remains outstanding.

2.14 “Performance Criteria.”  Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) expense reduction, (o) systems conversion, (p) special projects as determined by the Committee, and (q) acquisition integration initiatives.  Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.

2.15 “Performance Goal.”  One or more goals established by the Committee, with respect to a Restricted Stock Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria.  A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year) or more than five years, as may be specified by the Committee at the time of the awarding of a Performance Grant.

2.16 “Performance Grant.”  A Restricted Stock Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.

2.17 “Plan.”  The Citizens Financial Services, Inc. 2016 Equity Incentive Plan.

2.18 “Restricted Stock Award.”  An Award of Common Stock pursuant to the provisions of Article 7, which Award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.

2.19 “Retirement.”  The termination of a Participant’s employment or service as a Non-Employee Director following the first day of the month coincident with or next following attainment of age 70, or attainment of age 55 and the completion of five (5) years service.

2.20 “Securities Act.”  The Securities Act of 1933, as amended.

2.21 “Stock Award” means an Award of Common Stock granted to a Participant pursuant to Article 6 that is not subject to any restrictions or other conditions.

2.22 “Subsidiary.”  A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of the Corporation.

2.23 “Termination or Dismissal For Cause.”  Termination of an Employee by the Corporation or a Subsidiary or dismissal of a Non-Employee Director from the Board after:

(a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of such Employee or service as a Non-Employee Director or relieve him or her of his or her duties;

(b) such Employee or Non-Employee Director is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee or Non-Employee Director for a period of 45 consecutive days;

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(c) a determination by the Committee that such Employee willfully failed to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;

(d) a determination by the Committee that the willful or continued failure by such Employee or Non-Employee Director to substantially and satisfactorily perform his duties with the Corporation or a Subsidiary (other than any such failure resulting from the Employee or Non-Employee Director being “disabled” (as defined in the Corporation’s group long term disability policy) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Employee or Non-Employee Director, which demand identifies the manner in which the Employee or Non-Employee Director has not substantially or satisfactorily performed his or her duties; or

(e) a determination by the Committee that such Employee or Non-Employee Director has failed to conform to the Corporation’s Code of Conduct.

For purposes of the Plan, no act, or failure to act, on a Employee’s or Non-Employee Director’s part shall be deemed “willful” unless done, or omitted to be done, by such Employee or Non-Employee Director not in good faith and without reasonable belief that such Employee’s or Non-Employee Director’s action or omission was in the best interest of the Corporation or a Subsidiary.

ARTICLE 3.    ADMINISTRATION

3.1 The Committee.  The Plan shall be administered by the Committee, which Committee shall be composed of two or more members of the Board, all of whom are (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) “outside directors” within the meaning of Code Section 162(m).  The Board may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, however caused, shall be filled by the Board.

3.2 Powers of the Committee.

(a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, subject to the review and approval by a majority of the disinterested members of the Board.  Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, subject to the review and approval by a majority of the disinterested members of the Board.

(b) Subject to the terms, provisions, and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

(i) determine and select the Employees and Non-Employee Directors to be granted Awards (it being understood that more than one Award may be granted to the same person);

(ii) determine the number of shares subject to each Award;

(iii) determine the date or dates when the Awards will be granted;

(iv) determine whether Awards are to consist of Stock Awards or Restricted Stock Awards;

(v) determine the Performance Criteria and establish Performance Goals with respect thereto, to be applied to a Restricted Stock Award; and

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(vi) prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Restricted Stock Awards granted under the Plan.

3.3 Liability.  No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.

3.4 Establishment and Certification of Performance Goals.  The Committee shall establish, prior to grant, Performance Goals with respect to each Restricted Stock Award intended to constitute a Performance Grant.  Except as may otherwise be provided in Article 7 hereof, no share of Common Stock subject to a Restricted Stock Award that is intended to constitute a Performance Grant shall be released to a Participant until the Performance Goal or Goals applicable thereto is or are satisfied.

3.5 No Waiver of Performance Goals.  The Committee or the Board shall not waive any Performance Goal or Goals with respect to the grant of any Restricted Stock Award hereunder.

3.6 Performance Grants Not Mandatory.  Nothing herein shall be construed as requiring that any Restricted Stock Award be made a Performance Grant.

ARTICLE 4.    COMMON STOCK SUBJECT TO THE PLAN

4.1 Common Stock Authorized. The initial total aggregate number of shares of Common Stock subject to Awards under this Plan shall not exceed 150,000.  The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 8.

4.2 Shares Available.  The Common Stock to be issued under the Plan shall be the Corporation’s Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market.  In the event that any outstanding Restricted Stock Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to a Restricted Stock Award under the Plan.

ARTICLE 5.    ELIGIBILITY

5.1 Participation.  Awards shall be granted by the Committee only to persons who are Employees and Non-Employee Directors.

ARTICLE 6.    STOCK AWARDS

6.1 General.  The Committee may grant Stock Awards to Participants without restrictions or other conditions.

6.2 Awards and Certificates.  Shares of Common Stock awarded pursuant to a Stock Award shall be registered in the name of the Participant and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Corporation.

ARTICLE 7.    TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

7.1 In General.  Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Restricted Stock Award.  Subject to Section 3.6, a Restricted Stock Award shall be subject to a vesting schedule or Performance Goals, or both.

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7.2 Minimum Vesting Period for Certain Restricted Stock Awards.  Each Restricted Stock Award granted to a Participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Participant has completed one year of continuous employment with, or service with respect to, the Corporation or a Subsidiary immediately following the date of the Restricted Stock Award (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals), provided, however, that Restricted Stock Awards may be made, in the discretion of a majority of the disinterested members of the Board, to a Non-Employee Director without any such continuous service requirement; (ii) unless otherwise provided in an Agreement, a Change in Control occurs; or (iii) unless otherwise provided in an Agreement, the Participant’s death, being “disabled” (as defined in the Corporation’s group long term disability policy), or Retirement.

7.3 Waiver of Vesting Period for Certain Restricted Stock Awards.  In the event that a Participant’s employment or service as a Non-Employee Director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any Performance Goal or Goals) with respect to a Restricted Stock Award held by such Participant.  Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant’s termination of employment or service as a Non-Employee Director.

7.4 Awards and Certificates.  Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be registered in the name of the Participant and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Corporation showing the applicable restrictions, if any.  Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Corporation until the restrictions are no longer in effect.  Within 30 days after the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award with respect to which the restrictions have lapsed or been waived, or shall register the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.

7.5 Stock Powers.  At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

7.6 Forfeiture of Restricted Stock Awards.  In the event of the forfeiture of a Restricted Stock Award, by reason of a Participant’s termination of employment or termination of service as a Non-Employee Director prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

7.7 Assignment, Transfer, Etc. of Restricted Stock Rights.  The potential rights of a Participant to shares of Common Stock subject to a Restricted Stock Award may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.

ARTICLE 8.    ADJUSTMENT PROVISIONS

8.1 Share Adjustments.

(a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split, or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Restricted Stock Awards, (ii) the shares of Common Stock then subject to outstanding Restricted Stock Awards, (iii) the nature and terms of the shares of stock or securities subject to Restricted Stock Awards hereunder shall be increased, decreased, or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

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(b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Restricted Stock Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

(c) The grant of a Restricted Stock Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

8.2 Corporate Changes.  A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation’s assets, shall cause each outstanding Restricted Stock Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Restricted Stock Award or substitute its own awards.

8.3 Fractional Shares.  Fractional shares resulting from any adjustment in Restricted Stock Awards pursuant to this Article may be settled as the Committee shall determine.

8.4 Binding Determination.  To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive.  Notice of any adjustment shall be given by the Corporation to each holder of a Restricted Stock Award which shall have been so adjusted.

ARTICLE 9.    GENERAL PROVISIONS

9.1 Effective Date.  The Plan shall become effective upon the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

9.2 Termination of the Plan.  Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.

9.3 Limitation on Termination, Amendment or Modification.

(a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

(i) increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 8.1);

(ii) changes the class of eligible Participants; or

(iii) otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

(b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

9.4 Rights as a Shareholder.  A Participant shall be entitled to the rights of a shareholder to vote and to receive dividends and other distributions payable after the date of an Award with respect to Restricted Stock Award shares.

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9.5 No Right to Grant of Award or Continued Employment or Service.  Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to an individual who qualifies as an Employee or Non-Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant’s employment or service at any time and for any reason.

9.6 No Obligation.  No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.

9.7 Withholding Taxes.

(a) Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant who is an Employee pay or reimburse to it any withholding taxes at such time as withholding is required by law.

(b) With the permission of the Committee, a Participant who is an Employee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld.  An election by a Participant who is an Employee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

9.8 No Elective Deferral of Payment.

No Participant has the right under the terms of this Plan to elect to defer the receipt of all or any portion of Awards to such Participant.  It is the Company’s intent that the Plan, and each Award granted under the Plan, be exempt from the requirements imposed by Code Section 409A on nonqualified deferred compensation plans and, in furtherance of that intent, the Committee, in its exercise of administrative discretion hereunder, shall at all times do so in a manner that avoids compensation deferral arrangements that would be subject to Code Section 409A.  Furthermore, Awards that have been made subject to restrictions and other conditions shall be paid out as soon as practicable once all restrictions and other conditions have been satisfied or lapsed, and in any event shall be paid no later than the 15th day of the third month following the end of the calendar year in which all Performance Goals restrictions and other conditions are satisfied.

9.9 Compliance with Government Regulations.

Notwithstanding that the Plan, and each Award issued pursuant to the Plan, is intended to be exempted from the requirements Code Section 409A imposes on nonqualified deferred compensation plans, in the event that any Award under the Plan is determined to provide nonqualified deferred compensation within the meaning of said Section 409A, the distribution of such Award to a key employee of the Corporation or a Subsidiary, as defined in Code Section 416(i) without regard to paragraph (5) thereof, being made on account of the key employee’s separation from service with the Corporation or a Subsidiary shall be deferred to a date that is six months after the separation from service.

9.10 Listing and Registration of Shares.

(a) No Common Stock share certificate shall be delivered, or book entry registration made, if at any relevant time the Committee determines in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

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(b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution.  The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.’

9.11 Disinterested Director.  For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.

9.12 Gender; Number.  Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires.  Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

9.13 Applicable Law.  Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

9.14 Headings.  The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

9.15 Clawback.  This Plan and Awards made hereunder shall be subject to any “claw-back” policy of the Corporation, whether adopted prior or subsequent to the date of this Plan.

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CITIZENS FINANCIAL SERVICES, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. local time, April 18, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Alternatively, you may visit www.firstcitizensbank.com and click on the Vote Proxy button.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

O VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class 2 Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Thomas E. Freeman   02 Alletta M. Schadler   03 Rudolph J. van der Hiel

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend the meeting and buffet luncheon	☐	☐

	Yes	No
1 Person	☐	☐
2 People	☐	☐

Please sign exactly as your name appears on the other side of this proxy and print the date on which you sign the proxy in the spaces provided below. If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

REVOCABLE PROXY
CITIZENS FINANCIAL SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this proxy card appoints Terry B. Osborne and Robert B. Mosso, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, $1.00 par value per share, of Citizens Financial Services, Inc. that the shareholder holds of record on February 29, 2016, at the Annual Meeting of Shareholders of Citizens Financial Services, Inc. to be held on April 19, 2016, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, FOR PROPOSALS 2. AND 3., AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

0000267809_2 R1.0.1.25

Continued and to be signed on reverse side